                           SCHEDULE 14C INFORMATION


                Information Statement Pursuant to Section 14(c)
                    of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement


                            J. Ray McDermott, S.A.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee  (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Common Stock, par value $0.01 per share
     ---------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          907,041*
     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          $35.62 per share of Common Stock*
     ---------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
          $32,308,801*
     ---------------------------------------------------------------------------

     (5)  Total fee paid:
          $6,462*
     ---------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          $105,084*
     ---------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
          Schedule 14D-1
     ---------------------------------------------------------------------------

     (3)  Filing Party:
          McDermott International, Inc. and McDermott Acquisition Company, Inc.
     ---------------------------------------------------------------------------

     (4)  Date Filed:
          May 13, 1999
     ---------------------------------------------------------------------------

* The sum of the number of shares of common stock outstanding that would receive the cash payment in the merger that is the subject of this Information Statement plus the number of shares of common stock subject to options that are expected to be vested and exercisable at the effective time of the merger. The unit price is based on the per share cash payment to be made to the holders of the common stock pursuant to the merger. The aggregate value of the transaction equals the $35.62 per share price multiplied by the aggregate number of securities. Based upon such value, the fee due upon the filing of the preliminary information statement is $6,462, which amount is completely offset by the $105,084 fee previously paid in connection with the filing of the
Schedule 14D-1 by McDermott International, Inc. and McDermott Acquisition Company, Inc. in connection with the first step of the transaction of which the merger is a part.

[LOGO]    J. Ray McDermott, S.A.
          ----------------------------------------------------------------------

                                               1450 Poydras Street
                                               P. O. Box 61829
                                               New Orleans, Louisiana 70161-1829
                                               (504) 587-5300


                                                              _________ __, 1999

Dear Shareholder:

     The attached Notice of Special Meeting of Shareholders and Information Statement are being furnished to you in connection with a special meeting of shareholders of J. Ray McDermott, S.A. (the "Company"), which will be held on _______, 1999 at ________ at 9:00 a.m. local time.

     We are holding this meeting to obtain shareholder approval of (1) a merger agreement dated May 7, 1999 between the Company and McDermott International, Inc. ("Parent") and the related merger of the Company with a subsidiary of Parent and (2) amendments to the Company's Certificate of Incorporation as provided in the merger agreement. As a result of the merger, each of your shares of the Company's common stock (the "Shares") will be exchanged for $35.62 in cash, and the Company will become a wholly owned subsidiary of Parent. The merger is the second and final step of the acquisition of the Company by Parent. The first step was a tender offer for the Company's outstanding Shares at $35.62 per Share in cash. A subsidiary of Parent acquired 14,353,490 Shares pursuant to the tender offer, which expired at 12:00 midnight on June 10, 1999.

     Parent currently beneficially owns approximately 99% of the outstanding Shares. Because Parent will vote all the Shares and preferred shares it beneficially owns in favor of the merger agreement and the merger and the amendments to the Company's Certificate of Incorporation as provided in the merger agreement, approval is assured and we are not soliciting your proxy.

     After the merger is completed, you will receive instructions regarding the surrender of your Share certificates in exchange for the merger consideration.

                                Sincerely,


                                Roger E. Tetrault
                                Chairman of the Board of Directors and Chief
                                Executive Officer

                            J. Ray McDermott, S.A.
                              1450 Poydras Street
                                P. O. Box 61829
                       New Orleans, Louisiana 70161-1829
                                 ____________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON _____ __, 1999

To the Shareholders of
J. Ray McDermott, S.A.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of J. Ray McDermott, S.A., a Panama corporation (the "Company"), will be held on _______, 1999 at ________ at 9:00 a.m. local time, for the following purpose:

     (1) To consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger and the merger of the Company with a subsidiary of McDermott International, Inc.

     (2) To consider and vote on a proposal to adopt amendments to the Company's Certificate of Incorporation as provided in the Agreement and Plan of Merger.

     (3) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on ____, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and at any adjournment(s) thereof.

                                 By Order of the Board of Directors,



                                 ___________________________________
                                 S. WAYNE MURPHY
                                    Secretary

Dated:  _______ __, 1999

                            J. Ray McDermott, S.A.
                              1450 Poydras Street
                                P. O. Box 61829
                       New Orleans, Louisiana 70161-1829
                                (504) 587-5300

                             INFORMATION STATEMENT

     FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ____________ ___, 1999


                                  ___________


     This Information Statement is being furnished to holders of shares of common stock (the "Shares") of J. Ray McDermott, S.A. (the "Company") in connection with a Special Meeting of Shareholders to be held on ________, 1999 at _________ at 9:00 a.m. local time. At the Special Meeting, shareholders will consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger dated as of May 7, 1999 (the "Merger Agreement") between the Company and McDermott International, Inc. ("Parent"), providing for, among other things, the merger (the "Merger") of McDermott Acquisition Company, Inc. ("Acquisition Sub") into the Company. As a result of the Merger, you will receive $35.62 in cash for each Share you own, and the Company will become a wholly owned subsidiary of Parent. Shareholders will also consider and vote on a proposal to adopt amendments to the Company's Certificate of Incorporation (the "Charter Amendments") as provided in the Merger Agreement.

     The Merger is the second and final step of the acquisition of the Company by Parent pursuant to the Merger Agreement. The first step was a tender offer (the "Offer") commenced by Acquisition Sub on May 13, 1999 for all of the outstanding Shares (other than Shares beneficially owned by Parent) at a purchase price of $35.62 per Share, net to the seller in cash. Pursuant to the Offer, which expired at 12:00 midnight, New York city time, on June 10, 1999, Acquisition Sub accepted for payment 14,353,490 Shares.

     Parent currently beneficially owns 99% of the outstanding Shares and 100% of the Company's Series A $2.25 Cumulative Convertible Preferred Stock (the "Preferred Shares"). Because Parent will vote all Shares and Preferred Shares it beneficially owns in favor of the Merger Agreement, the Merger and the Charter Amendments, approval is assured, and the Company's board of directors (the "Company Board") is not soliciting your proxy.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The date of this Information Statement is ____________ ___, 1999, and it will be first mailed to shareholders on ____________ ___, 1999.

                               TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
Information Statement Summary....................................................................  3
  The Parties....................................................................................  3
  The Special Meeting............................................................................  3
  The Merger.....................................................................................  4
  Recommendation of the Independent Committee and the Company Board; Opinion of
     Financial Advisor to the Independent Committee..............................................  4
  Financial Information..........................................................................  5
  Price Range of Shares; Dividends...............................................................  6
The Special Meeting..............................................................................  7
The Merger.......................................................................................  7
  Background of the Merger; Recommendation of the Independent Committee and the Company Board....  8
  Recommendation of the Independent Committee and the Company Board.............................. 14
  Opinion of Financial Advisor to the Independent Committee...................................... 17
  Procedures for Exchange of Certificates........................................................ 22
  No Appraisal Rights............................................................................ 23
  Interests of Certain Persons in the Offer and the Merger....................................... 23
  Certain Transactions Between the Company and Parent............................................ 25
  Accounting Treatment........................................................................... 26
  United States Federal Income Tax Consequences.................................................. 26
  Regulatory Approvals........................................................................... 27
  Certain Litigation............................................................................. 27
  Financing of the Offer and the Merger.......................................................... 28
The Merger Agreement............................................................................. 29
  The Offer...................................................................................... 29
  The Merger..................................................................................... 29
  Representations and Warranties................................................................. 31
  Covenants...................................................................................... 31
  Conditions to the Merger....................................................................... 33
  Termination.................................................................................... 34
  Fees and Expenses.............................................................................. 34
  Amendments and Waivers......................................................................... 34
  Confidentiality Agreement...................................................................... 35
Security Ownership of Directors and Executive Officers of the Company............................ 35
Security Ownership of Certain Beneficial Owners.................................................. 37
Independent Accountants.......................................................................... 37
Where You Can Find More Information.............................................................. 37
Incorporation of Documents by Reference.......................................................... 37
Forward-looking Statements and Information....................................................... 38

                                    ANNEXES

Annex A -  Agreement and Plan of Merger dated as of May 7, 1999
Annex B -  Opinion of Simmons & Company International
Annex C -  Proposed Amendments to the Certificate of Incorporation of J. Ray
           McDermott, S.A.

                         INFORMATION STATEMENT SUMMARY

The Parties

     J. Ray McDermott, S.A. The Company supplies worldwide services for the offshore oil and gas exploration and production and hydrocarbon processing industries, and to other marine construction companies. Principal activities include the design, engineering, fabrication and installation of offshore drilling and production platforms and other specialized structures, modular facilities, marine pipelines and subsea production systems. The Company is currently a 99% owned subsidiary of Parent. Its principal executive offices are located at 1450 Poydras Street, New Orleans, Louisiana, 70112, and its telephone number is (504) 587-5300.

     McDermott International, Inc. Parent is a leading worldwide energy services company. In addition to the marine construction services provided through the Company, Parent and its other subsidiaries manufacture steam-generating equipment, environmental equipment, and products for the U.S. government. They also provide engineering and construction services for industrial, utility, and hydrocarbon processing facilities and to the offshore oil and natural gas industry. Parent's principal executive offices are located at 1450 Poydras Street, New Orleans, Louisiana, 70112, and its telephone number is (504) 587-5400.

     McDermott Acquisition Company, Inc. Acquisition Sub is a wholly owned subsidiary of Parent. Acquisition Sub was organized on May 10, 1999 and has not carried on any activities other than in connection with the Merger Agreement. Its principal executive offices are located at 1450 Poydras Street, New Orleans, Louisiana, 70112, and its telephone number is (504) 587-5400.

     Surviving Corporation. The Company will be the surviving corporation in the Merger (the "Surviving Corporation"). Pursuant to the Merger Agreement, the directors of Acquisition Sub will be the directors of the Surviving Corporation, and the officers of the Company will be the officers of the Surviving Corporation.

The Special Meeting

     Place, Date and Time. The Special Meeting will be held on ________________, 1999 at ______ at 9:00 a.m. local time.

     Purpose of the Special Meeting. The purpose of the Special Meeting is to consider and vote on:

     . a proposal to approve and adopt the Merger Agreement and the Merger

     . a proposal to adopt the Charter Amendments

     . any other business that properly comes before the Special Meeting

The Merger Agreement is attached as Annex A to this Information Statement and the Charter Amendments are attached as Annex C to this Information Statement.

     Record Date, Shares Entitled to Vote, Majority Owner. Holders of record of Shares and Preferred Shares at the close of business on ____________, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 39,241,669 Shares outstanding, each of which will be entitled to one vote at the Special Meeting, and 3,200,000 Preferred Shares outstanding, each of which will be entitled to one vote at the Special Meeting.

     Vote Required. The approval and adoption of the Merger Agreement and the Merger and the adoption of the Charter Amendments will each require the affirmative vote of the holders of two-thirds of the outstanding Shares and Preferred Shares, each voting as a separate class.

     Approval Assured. As of the Record Date, Parent, directly or indirectly, owned 100% of the Preferred Shares and approximately 99% of the Shares. Therefore, Parent has sufficient voting power to constitute a quorum and to approve all matters to be considered at the Special Meeting, regardless of the vote of any other shareholder. Parent will vote all of the Shares and Preferred Shares it beneficially owns in favor of (1) the approval and adoption of the Merger Agreement and the Merger and (2) the adoption of the Charter Amendments. As a result, the Merger Agreement, the Merger and the Charter Amendments will be approved and adopted at the Special Meeting even if no shareholder other than Parent votes in favor of these proposals.

The Merger

     Effect of the Merger; Effective Time. The Merger will become effective at the time a certificate of merger is recorded by the Public Registry Office of the Republic of Panama (the "Effective Time"). At the Effective Time, pursuant to the Merger Agreement, the Company will become a wholly owned subsidiary of Parent and each issued and outstanding Share (other than Shares held by Parent and its subsidiaries) will be converted into the right to receive $35.62 in cash, without interest. Promptly after the Effective Time, Parent or _________________ as the exchange agent (the "Exchange Agent") will send to shareholders a letter of transmittal containing instructions for the surrender of certificates previously representing Shares. In order to receive the payment to which you are entitled, you must surrender your Share certificate(s) together with a duly executed and properly completed letter of transmittal (and any other documents that may be required) to the Exchange Agent. Do not send your Share certificates at this time; wait for instructions from Parent or the Exchange Agent following the Effective Time. Following the Effective Time, the holders of Shares prior to the Effective Time will cease to have ownership interests in the Company or rights as shareholders.

     No Appraisal Rights. Under Panama law, holders of Shares have no appraisal or similar rights.

     U.S. Tax Treatment. Your receipt of cash in exchange for your Shares pursuant to the Merger will be a taxable transaction for United States federal income tax purposes and may also be taxable under state, local or other tax laws. You should consult with your tax advisor regarding the tax treatment of any gain or loss on your Shares.

     Accounting Treatment. The Merger will be treated as a purchase for accounting purposes.

Recommendation of the Independent Committee and the Company Board; Opinion of Financial Advisor to the Independent Committee

     Independent Committee. The Independent Committee of the Company Board (the "Independent Committee"), none of whose members are officers or employees of the Company, Parent or Acquisition Sub, negotiated the Merger Agreement with the Finance Committee (the "Finance Committee") of Parent's Board of Directors (the "Parent Board"). In doing so, they were advised by independent legal and financial advisors. After receiving the written opinion of Simmons & Company International ("Simmons"), independent financial advisors, that as of the date thereof and based on and subject to certain matters stated in the opinion, the consideration to be paid in the Offer and the Merger is fair from a financial point of view to the holders of Shares (other than Parent), the Independent Committee unanimously determined that the terms of the Offer and Merger are fair to and in the best interests of the Company's shareholders (other than Parent) and unanimously voted to recommend that the Company Board approve the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger.

     Recommendation of the Company Board. The Company Board, after a full discussion, accepted the recommendation of the Independent Committee, determined that the terms of the Offer and Merger are fair to and in the best interests of the Company's shareholders (other than Parent), approved the Merger Agreement and determined to recommend that the shareholders of the Company tender their Shares pursuant to the Offer and approve the Merger Agreement and the transactions contemplated thereby at the Special Meeting.

     Opinion of Simmons & Company International. Simmons was retained by the Independent Committee to assist in the negotiation of the Merger Agreement and to deliver a fairness opinion. Simmons delivered its written opinion dated May 6, 1999 to the Independent Committee to the effect that, as of that date, the consideration to be received for the Shares in the Offer and Merger is fair, from a financial point of view, to the holders of the Shares(other than Parent). A copy of Simmons' opinion, which sets forth the assumptions made, matters considered and limits of its review, is attached to this

Information Statement as Annex B and should be read in its entirety.

Financial Information

     Set forth below is selected financial information relating to the Company which has been excerpted or derived from the audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 and Annual Reports on Form 10-K for prior fiscal years (the "Annual Reports"). The financial information that follows is qualified in its entirety by reference to the Annual Reports. The Annual Reports and other documents may be examined and copies may be obtained from the offices of the Securities and Exchange Commission (the "SEC") as described under "Where You Can Find More Information."

                                                   YEAR ENDED MARCH 31,
                              -------------------------------------------------------------
                                 1999         1998        1997         1996         1995
                              ----------   ----------  ----------   ----------   ----------
                                     (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues..................... $1,279,570   $1,855,486  $1,408,469   $1,259,451   $1,155,583
Operating Income.............    142,351      124,175      15,397       36,554       81,512
Income before Income Taxes...    134,167      123,811      (1,168)       4,397       66,020
Net Income...................    124,159       88,960     (12,900)      (1,280)      56,971
Earnings per Share:
  Basic......................       2.95         2.00       (0.50)       (0.23)           -
  Diluted....................       2.72         1.89       (0.50)       (0.23)           -
At end of period:
  Working capital............    (42,391)       7,173     119,438      166,214      (14,257)
  Total assets...............  1,181,973    1,548,720   1,506,792    1,615,011    1,527,080
  Long-term debt.............      1,782      245,822     275,487      117,574      100,650
  Shareholders' equity.......    686,833      616,562     550,979      570,570      573,767
Additional data:
  Book value per Share.......      16.65        14.99       13.57        14.19        14.85

Price Range of Shares; Dividends

     Prior to June 11, 1999, the Shares traded on the New York Stock Exchange ("NYSE") under the symbol "JRM". The NYSE suspended trading of the Shares on June 11, 1999 because the number of publicly traded Shares fell below the NYSE's continued listing criteria as a result of Acquisition Sub's acquisition of Shares pursuant to the Offer. The following table indicates the high and low sale prices for Shares as reported on the NYSE Composite Tape for the calendar periods indicated below. Since its organization in 1995, the Company has not declared or paid any dividends with respect to the Shares and does not anticipate doing so before the Effective Time.

                                                                MARKET PRICE
                                                                ------------
                                                        HIGH                   LOW
                                                     -----------           ------------
1997
 First Quarter.................................    $      26 1/8           $      21 3/4
 Second Quarter................................           27 7/8                  16 1/4
 Third Quarter.................................           49                      27
 Fourth Quarter................................           52 1/4                  34 3/16
1998
 First Quarter.................................    $      45 5/16          $      31 7/8
 Second Quarter................................           47 3/8                  37 1/8
 Third Quarter.................................           43 7/8                  25 1/2
 Fourth Quarter................................           35 5/8                  22 1/4
1999
 First Quarter.................................    $      31 1/2           $      20 3/16
 Second Quarter (through June 10, 1999)........           35 11/16                28 11/16


     On June 15, 1999 there were 486 holders of record of Shares and 39,241,669 outstanding Shares.

     On March 9, the last full day of trading before Parent announced its proposal to acquire all of the publicly held Shares, the closing price of the Shares on the NYSE Composite Tape was $24 3/8 per Share and the high and low sales prices for the Shares were $25 and $24 3/8, respectively. On May 6, 1999, the last full day of trading before the public announcement of the execution of the Merger Agreement, the closing price of the Shares on the NYSE Composite Tape was $30 1/2 per Share and the high and low sales prices for the Shares were $30 3/4 and $30 1/4, respectively. On May 12, 1999, the last full day of trading before the commencement of the Offer, the closing price of the Shares on the NYSE Composite Tape was $35 5/16 per Share.

                           _________________________

     The preceding summary highlights some information from this Information Statement but may not contain all the information that is important to you. Please read the entire Information Statement and the annexes, as well as the information we have incorporated by reference.

                              THE SPECIAL MEETING

     Place, Date and Time. The Special Meeting will be held on __________ at __________________, at 9:00 a.m. local time.

     Purpose of the Special Meeting. The purpose of the Special Meeting is to consider and vote on:

          . a proposal to approve and adopt the Merger Agreement and the Merger

          .    a proposal to adopt the Charter Amendments

          .    any other business that properly comes before the Special Meeting

     Record Date, Shares Entitled to Vote. Holders of record of Shares and Preferred Shares at the close of business on ____________, 1999 (the Record Date for the Special Meeting) are entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 39,241,669 Shares outstanding, each of which will be entitled to one vote at the Special Meeting, and 3,200,000 Preferred Shares outstanding, each of which will be entitled to one vote at the Special Meeting. Holders of the Shares and Preferred Shares will each vote as a separate class at the Special Meeting.

     Quorum. A majority of the voting power of the outstanding Shares and Preferred Shares present in person or by proxy will constitute a quorum at the Special Meeting.

     Vote Required. The approval and adoption of the Merger Agreement and the Merger and the adoption of the Charter Amendments will each require the affirmative vote of the holders of two-thirds of the outstanding Shares and Preferred Shares, each voting as a separate class. Accordingly, abstentions and broker "non-votes" will have the effect of a vote against these proposals. The term broker "non-votes" refers to shares held by brokers and other nominees or fiduciaries that are present at the Special Meeting but are not voted on a particular matter because those persons are precluded from exercising their voting authority because of the matter's "non-routine" nature.

     Approval Assured. As of the Record Date, Parent, directly or indirectly, owned 100% of the Preferred Shares and approximately 99% of the Shares. Therefore, Parent has sufficient voting power to constitute a quorum and to approve all matters to be considered at the Special Meeting, regardless of the vote of any other shareholder. Parent will vote all Shares and Preferred Shares it beneficially owns in favor of (1) the approval and adoption of the Merger Agreement and the Merger and (2) the adoption of the Charter Amendments. As a result, the Merger Agreement, the Merger and the Charter Amendments will be approved and adopted at the Special Meeting even if no shareholder other than Parent votes in favor of these proposals.

                                  THE MERGER

     On May 7, 1999, the Company and Parent entered into the Merger Agreement. Pursuant to the Merger Agreement, Acquisition Sub commenced the Offer to purchase all outstanding Shares (other than Shares beneficially owned by Parent) at a price of $35.62 per Share, net to the seller in cash (the "Offer Price"). The Offer expired at 12:00 midnight, New York City time, on June 10, 1999, and Acquisition Sub accepted for payment 14,353,490 Shares tendered in the Offer. The Merger Agreement provides that as promptly as practicable after the purchase of Shares pursuant to the Offer and the satisfaction (or waiver, to the extent permissible under the Merger Agreement) of the conditions to the Merger, Acquisition Sub shall, in accordance with the laws of the Republic of Panama ("Panama Law"), be merged into the Company, whereupon the separate existence of the Acquisition Sub shall cease, and the Company shall continue as the Surviving Corporation. Pursuant to the Merger, each Share outstanding immediately prior to the Effective Time of the Merger (other than Shares beneficially owned by Parent) shall be converted into the right to receive $35.62 per Share in cash (the same price paid in the Offer), without interest (the "Merger Consideration"). The Merger Agreement is more fully described in "The Merger Agreement."

Background of the Merger; Recommendation of the Independent Committee and the Company Board

     On January 31, 1995, Parent and Offshore Pipelines, Inc. ("OPI") consummated a transaction (the "OPI Merger") pursuant to which Parent contributed its worldwide marine construction businesses to the Company, a newly-formed Panama corporation, and OPI was merged into a wholly owned subsidiary of the Company. As a result of the OPI Merger, the shareholders of OPI acquired approximately 36% of the outstanding Shares, and Parent retained the remaining 64% of the outstanding Shares and all of the Preferred Shares.

     In connection with the OPI Merger, the Company Board established the Independent Committee, comprised of directors who were not present or former officers or employees of Parent or the Company as an oversight committee to review the fairness to the Company and its public shareholders of certain transactions between the Company and Parent. At the same time, Parent and the Company agreed that the Company would not take certain actions without the approval of the Independent Committee or the affirmative vote of the holders of a majority of the outstanding voting stock of the Company owned by persons other than Parent and its subsidiaries. Although this agreement expired in January 1998, the Independent Committee continued to review and approve all significant transactions between the Company and Parent.

     Over the last four years, representatives of the Company, the Independent Committee and Parent have had general conversations from time to time concerning the Company's strategic alternatives and Parent's investment in the Company.

     At a meeting of the Company Board on November 11, 1998, Mr. Roger E. Tetrault, Chairman and Chief Executive Officer of Parent and the Company, advised the Company Board that Parent was considering various strategic alternatives, including the possible acquisition of the publicly held Shares.
No terms were discussed. Mr. Tetrault identified possible benefits that could result from a combination of the two companies. He also indicated that if Parent decided to make such a proposal, it would likely be made in late February or early March 1999 and that Parent would advise the Company Board upon completion of its review. The Company Board determined that any such proposal would be considered by the Independent Committee. The Independent Committee consisted of Messrs. William J. (Bill) Johnson (Chairman), Rick L. Burdick, Sean
C. O'Keefe, Cedric E. Ritchie and Robert L. Howard. It was determined that Mr. Howard would recuse himself from participation on the Independent Committee in connection with its consideration of any proposal made by Parent because of his position as a member of the Parent Board. None of the four members of the Independent Committee who participated in the consideration of the proposals from Parent were present or former employees, officers or directors of Parent or employees or officers of the Company.

     On November 13, 1998, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") made a presentation to the Parent Board about various strategic alternatives, including a possible acquisition by Parent of the
publicly held Shares.   Merrill Lynch suggested that Parent could acquire the
publicly held Shares of the Company using either cash or common stock of Parent
("Parent Stock") as consideration.   Merrill Lynch indicated that combining
Parent and the Company would be beneficial because the combined entity would eliminate expenses associated with the separate management of two publicly traded companies, receive greater coverage by equity research analysts and create a more efficient organizational structure. During the meeting, the Parent Board empaneled a Finance Committee, consisting of Messrs. John W. Johnstone, Jr. (Chairman), Philip J. Burguieres, William McCollam, Jr. and Bruce DeMars.

     On November 25, 1998, the Finance Committee discussed several strategic initiatives of Parent. The Finance Committee reaffirmed its commitment to complete its review of all of the strategic initiatives currently under consideration by the Finance Committee, prior to making a decision whether or not to seek to acquire the publicly held Shares of the Company. Each member of the Finance Committee confirmed that he did not own any Shares.

     In December 1998, Parent engaged Davis Polk & Wardwell ("Davis Polk") as its legal advisor with respect to the strategic initiatives under review.

     In early December 1998, Mr. Tetrault suggested that the Independent Committee should consider engaging financial and legal advisors in anticipation of a possible proposal from Parent.

     The Independent Committee engaged Baker & Botts, L.L.P. ("Baker & Botts") as its legal advisor on December 17, 1998 and Simmons as its financial advisor on January 5, 1999.

     On January 4, 1999, the Finance Committee concluded that it should analyze and develop alternatives for acquiring the publicly held Shares. On January 20, 1999, the Finance Committee engaged Merrill Lynch as its financial advisor.

     The Independent Committee met with its legal and financial advisors in Houston, Texas, on January 12, 1999. At that meeting, Baker & Botts addressed the Independent Committee concerning their duties and responsibilities under applicable law. The members of the Independent Committee acknowledged that in considering and negotiating any transaction with Parent their responsibility was to act in the best interests of the Company's public shareholders. The members of the Independent Committee determined that consideration of any business combination between the Company and Parent was within the Independent Committee's scope of authority, but indicated that the Company Board should consider a resolution confirming the Independent Committee's authority to act on any such transaction. During this meeting, Simmons outlined the scope of their anticipated activities in advising the Independent Committee, including providing a financial analysis of any proposals which may be received from Parent and an evaluation of possible alternative transactions, providing, if requested, a fairness opinion as to a business combination between the Company and Parent and assisting the Independent Committee in negotiating with Parent. The Independent Committee decided to wait until it received a proposal from Parent before beginning discussions with Parent.

     On February 1, 1999, the Finance Committee met with Merrill Lynch to discuss alternatives for acquiring the publicly held Shares of the Company. Merrill Lynch reviewed with the Finance Committee its study and evaluation of the Company, Parent and several proposed transactions, which included analyses of comparable companies, comparable transactions, the values of the Company and Parent, the relative values of the two companies, premiums in a stock for stock transaction and premiums in similar public transactions. The methodologies used in conducting these analyses were substantially the same as the methodologies set forth under "Opinion of Financial Advisor to the Finance Committee" in Acquisition Sub's Schedule 14D-1, as amended, filed with the SEC in connection with the Offer (the "Schedule 14D-1"). Merrill Lynch's presentations were based primarily on an assumed stock for stock transaction and an assumed offer price of $27.31 per publicly-traded Share. Such a transaction would have required Parent to issue approximately 19.3 million new shares of Parent Stock and represented approximately a 15% premium to the Share price as of February 1, 1999. Merrill Lynch also provided an analysis of the pro forma effect on Parent's projected earnings per share of an acquisition of the publicly held
Shares in a stock for stock transaction.   Assuming that the goodwill associated
with combining Parent and the Company would be amortized over 15 or 30 years, this analysis indicated that a stock for stock transaction with an assumed $27.31 offer price would dilute Parent's fiscal year 2000 earnings per share by
16.8% and 12.5%, respectively.   This information was presented on the following
day to the Parent Board.

     On February 17, 1999, Parent and the Company executed a confidentiality agreement (the "Confidentiality Agreement"), under which Parent agreed to provide to the Company certain confidential information relating to its operations and the Company agreed to keep all nonpublic information received from Parent in confidence, subject to certain exceptions.

     On March 4, 1999, Simmons met with Messrs. Johnson and O'Keefe to discuss their analysis to date, which included analyses of the Company, Parent, a potential business combination of the two companies and possible alternative transactions. The analysis of each of the Company and Parent included a review of its history, its financial and operating performance and the financial performance of comparable companies, its assets and liabilities (including
contingent liabilities) and its operating markets.   The methodologies used in
conducting an analysis of a potential combination of the two companies were substantially the same methodologies used in connection with the fairness opinion delivered by Simmons to the Independent Committee on May 6, 1999, which are set forth below under "Opinion of Financial Advisor to the Independent Committee." Because the Initial

Proposal involved the receipt of Parent Stock as consideration, Simmons used similar methodologies to value Parent and Parent Stock. Finally, Simmons described its preliminary views of the positive and negative aspects of alternative transactions, including continued ownership by the public shareholders combined with the implementation of a strategic acquisition program funded by the Company's cash reserves, a private sale of the Company, a private sale of the publicly held Shares, a repurchase by the Company of the publicly held Shares, a repurchase by the Company of the Shares held by Parent, a spin-off of the Company and a secondary offering of Shares. Simmons noted that, because of Parent's controlling ownership interest in the Company, any such alternative transaction would be dependent on Parent's concurrence in the Company's decision to pursue an alternative transaction. On March 9, 1999, Simmons met with Mr. Burdick to review the foregoing preliminary analysis.

     At a meeting on March 9, 1999, the Finance Committee considered various alternatives for acquiring the publicly held Shares and determined to make a specific proposal to the Independent Committee.

     On March 10, 1999, the Finance Committee delivered its initial proposal to the Independent Committee. The proposal involved a merger of a newly-formed subsidiary of Parent into the Company, whereby each Share not owned by Parent would become 1.15 shares of Parent Stock and the Company would become a wholly owned subsidiary of Parent (the "Initial Proposal"). The Initial Proposal was disclosed to the public on March 10, 1999. In response, the Independent Committee announced that it would consider the Initial Proposal.

     On March 11, 1999, the Company Board adopted resolutions confirming the Independent Committee's authority to act with respect to any proposal for a business combination between Parent and the Company.

     On March 15, 1999, representatives of Merrill Lynch and Simmons met to discuss the Initial Proposal. During this meeting, Merrill Lynch presented an overview of the merits of the Initial Proposal. Merrill Lynch and Simmons discussed, among other things, the small public float in the Shares, the confusion in the market perception of Parent and the rationale for the combination (including cost savings and increased analyst and institutional interest in Parent). Merrill Lynch noted that the 1.15 shares of Parent Stock that would be received in the Initial Proposal by the Company's minority shareholders represented a 8.5% premium to the closing Share price on the day preceding the Initial Proposal and a 16.2% premium to the closing Share price at the time of the announcement of the Initial Proposal. Merrill Lynch also presented the results of its comparable company trading analysis, which suggested that the Shares were overvalued in the market in relation to other comparable companies. Merrill Lynch also discussed with Simmons recent third-party forecasts, which indicated a greater decline in both Parent's and the Company's earnings per share for fiscal years 2000 and 2001 than had been previously forecasted.

     Because the Initial Proposal involved an exchange of stock, both companies and their advisors requested and undertook due diligence. On March 17, 1999, management of Parent made a presentation and answered questions posed by the Company's advisors. On March 22, 1999, the Company's management made a similar presentation. Further due diligence was conducted during the following weeks.

     The Independent Committee met with its advisors on April 1, 1999. At that meeting, representatives of Baker & Botts discussed the duties and responsibilities of the members of the Independent Committee in connection with their consideration of a business combination with Parent, stressing the importance of actively and independently representing the interests of the minority shareholders of the Company. Representatives of Simmons began a discussion of the Initial Proposal by indicating that a valuation of Parent was complicated because of Parent's contingent liabilities. Simmons indicated that these contingent liabilities were not easily quantified, but should be considered in any evaluation of Parent. Simmons then reviewed with the Independent Committee its study and evaluation of the Company, Parent and the Initial Proposal, which included an update of their March 4, 1999 analysis
provided to the members of the Independent Committee.   Simmons also discussed
the potential positive aspects (including a premium to the current market price, improved investor profile, improved profile in capital markets and the benefits from the elimination of duplicative costs) and negative aspects (including potential dilution of any future recovery in the oilfield service industry, the uncertainty of Parent's contingent liabilities and less access to excess cash) to the Company's minority shareholders of completing a business combination with
Parent, assuming the receipt of Parent Stock as consideration.   Simmons
calculated the premium implied by the

Initial Proposal based on stock prices over time periods of one day, one week and four weeks prior to the announcement of the Initial Proposal and concluded that (1) the nominal premium ranged from 8.5% to 29.7%, (2) after adjustment for the recovery of oilfield service company stock prices and elimination of the effect of the announcement of the Initial Proposal, the premium ranged from 7.8% to 9.9% and (3) after such adjustment and if no premium was attached to the Company's substantial cash reserves, the premium ranged from 14.8% to 19.2%. Simmons also indicated that they received an analysis prepared by Merrill Lynch in support of the Initial Proposal. In Simmons' view, that analysis did not appropriately value the Company's substantial cash reserves or take into consideration the recent recovery in the market for oilfield service company stocks. After an extensive discussion of the Simmons analysis and the terms of the Initial Proposal, the Independent Committee determined that the Initial Proposal was inadequate because of, among other things, the substantial increase in the market price for oil service stocks since the date the Initial Proposal was delivered and the Independent Committee's belief that sufficient value had not been given to the Company's substantial excess cash. The Independent Committee authorized Mr. Bill Johnson (Chairman of the Independent Committee) to contact Mr. John Johnstone (Chairman of the Finance Committee) to arrange a meeting between the financial advisors of each Committee.

     Unable to reach Mr. Johnstone, Mr. Johnson contacted Mr. Philip Burguieres, another member of the Finance Committee, on April 1, 1999 to inform him that the Independent Committee had determined that the Initial Proposal was inadequate and to suggest that Simmons and Merrill Lynch meet to discuss their valuations. Mr. Burguieres agreed to authorize Merrill Lynch to meet with Simmons, and Mr. Johnson instructed Simmons to arrange the meeting.

     On April 6, 1999, Simmons and Merrill Lynch met to discuss their respective valuations of the Company and Parent. They discussed the Initial Proposal and alternatives, including combinations that would involve cash and stock or all cash as consideration. Simmons indicated that it could not recommend the Initial Proposal. Merrill Lynch left the meeting with the impression that Simmons would be willing to recommend to the Independent Committee an offer of
1.15 shares of Parent Stock plus $4 in cash for each Share.

     On April 8, 1999, the Finance Committee met with Merrill Lynch to review the results of the April 6 meeting between Merrill Lynch and Simmons. The Finance Committee also discussed with Merrill Lynch the increase in oilfield service company stock prices since the announcement of the Initial Proposal. Merrill Lynch attributed the increase primarily to OPEC's March 10, 1999 announcement to decrease oil production. Merrill Lynch also updated the analyses contained in its February 1, 1999 presentation to the Finance Committee using current market information. Merrill Lynch's revised dilution analysis indicated that a part-stock, part-cash transaction would be less dilutive to Parent's projected earnings per share than an all-stock transaction and that an all-cash transaction would be significantly less dilutive to Parent's projected earnings per share than either of the other two alternatives. Based on Merrill Lynch's understanding of the position of the Independent Committee and the Finance Committee's discussions with its financial advisor, the Finance Committee decided to increase its offer to 1.15 shares of Parent Stock plus $1.50 in cash for each Share.

     On April 9, 1999, Merrill Lynch informed Simmons that the Finance Committee had increased its offer to 1.15 shares of Parent Stock plus $1.50 in cash per Share. Merrill Lynch also told Simmons that the Finance Committee was very concerned about the possibility that any transaction with the Company might cause dilution to Parent's per share earnings. Simmons communicated this to the Independent Committee, which instructed Simmons to develop an analysis of the dilution to Parent's per share earnings assuming that the Company's excess cash was invested at a rate of return greater than money market rates of return.

     On April 9, 1999, Baker & Botts and the Independent Committee received from Davis Polk an initial draft of a proposed merger agreement.

     Concerned that the valuations of the two committees may still be too far apart for a transaction to materialize, the Independent Committee instructed Simmons to contact Merrill Lynch to determine if Parent would consider selling its Shares and, if so, at what price. Simmons was informed that Parent was not interested in soliciting offers to purchase its Shares.

     On April 13, 1999, members of the Independent Committee met by telephone with their advisors. Simmons' dilution analysis was reviewed and discussed. The dilution analysis indicated that under certain rate of return assumptions, Parent could significantly reduce its pro forma projected earnings per share dilution by investing the Company's excess cash in capital projects or acquisitions rather than continuing to earn money market rates of return. Simmons also presented an analysis of a transaction whereby the Company would repurchase the Shares from its public shareholders. This analysis showed that such a transaction could be accretive to Parent's earnings per share and cash flow per share. Simmons stated that this analysis could reduce the Finance Committee's concerns regarding the impact of an acquisition by Parent of the
publicly held Shares on Parent's earnings per share.   Members of the
Independent Committee discussed their concern about the proper valuation of Parent's contingent liabilities. After this discussion, members of the Independent Committee decided to present to the Finance Committee a counteroffer of 1.15 shares of Parent Stock and $5 in cash per Share. They also instructed Baker & Botts on several points to be included in the Independent Committee's comments on the proposed merger agreement, including the Independent Committee's position that the proposed transaction should be conditioned on the affirmative vote of holders of a majority of the outstanding Shares other than Shares beneficially owned by Parent.

     On April 14, 1999, Simmons met with Merrill Lynch to review its dilution analysis and present the Independent Committee's counteroffer. Merrill Lynch expressed its concern that the proposed counteroffer would substantially dilute the Parent's future earnings. Simmons suggested that members of the two committees and their financial advisors meet to discuss their differences and try to reach a resolution.

     On April 15, 1999, the Independent Committee's comments on the initial draft of the merger agreement were delivered to Davis Polk.

     On April 16, 1999, the Finance Committee met to discuss the counteroffer from the Independent Committee. At the end of the meeting, the Finance Committee asked its advisors to seek clarification of the terms of the counteroffer from the advisors to the Independent Committee.

     On April 16, 1999, Merrill Lynch and Simmons discussed the terms of the counteroffer.

     On April 19, 1999, the Finance Committee reconvened to hear the report from its advisors concerning their discussions with the advisors to the Independent Committee. Merrill Lynch reported that Simmons was no longer prepared to recommend to the Independent Committee an offer of 1.15 shares of Parent Stock plus $4 in cash for each Share. After extended discussions, the Finance Committee unanimously determined to terminate discussions with the Independent Committee.

     Promptly after the meeting, Davis Polk informed Baker & Botts that the Finance Committee had decided to terminate the merger discussions with the Independent Committee because of a failure to reach agreement on the financial terms of the transaction. A press release to that effect was issued the following day.

     After discussions with individual members of the Independent Committee and with its legal and financial advisors, Mr. Bill Johnson contacted Mr. Philip Burguieres on April 22, 1999 in an attempt to restart discussions between the two committees.

     On April 29, 1999 Mr. Johnson met with Simmons to discuss Simmons' comparison of the accretion/dilution to Parent's earnings per share based on various transaction values and structures, including various combinations of stock, cash and warrants to purchase stock This analysis indicated that alternative transactions could reduce dilution to Parent's earnings per share.

     On April 30, the Finance Committee convened and decided to authorize Mr. Burguieres to meet with Mr. Johnson.

     On May 1, 1999, Mr. Burguieres and Merrill Lynch met to discuss Merrill Lynch's analysis of the pro forma effect on Parent's projected earnings per share of an all cash acquisition of the publicly held Shares at various consideration values. This analysis showed the dilutive effect to Parent's fiscal year 2000 earnings increasing from 12.7% to 18.6% using consideration values ranging from $31 per Share to $36 per Share. Merrill Lynch also provided an analysis of premiums paid in minority interest transactions. In the aggregate, this analysis indicated relevant merger premiums of between 15.0% and 25.0%.

     Messrs. Johnson and Burguieres met on May 4, 1999. They discussed the recent increase in the price of the Shares, the valuation of the Company's excess cash and the opportunity to earn higher returns, the possible dilution to Parent's earnings per share and other factors relating to value. After further discussion, Messrs. Johnson and Burguieres agreed to recommend to their respective committees an all cash transaction at $35.62 per Share.

     Later that day, the Finance Committee met to review the report and recommendation from Mr. Burguieres. Merrill Lynch advised the Finance Committee that they were of the opinion that the consideration proposed to be paid to the holders of Shares (other than Parent) was fair from a financial point of view to Parent. Merrill Lynch's analyses were substantially the same as the analyses set forth under "Opinion of Financial Advisor to the Finance Committee" in the
Schedule 14D-1. Based on the foregoing, the Finance Committee voted unanimously to recommend the $35.62 all cash proposal to the full Board of Parent.

     The Independent Committee met by telephone during the afternoon of May 4, 1999 with its legal and financial advisors. Mr. Johnson presented the proposal to the Independent Committee, and Simmons provided certain updated analyses of
the Company and the terms of the proposed transaction.   Simmons' analyses were
substantially the same as the analyses set forth below under "Opinion of Financial Advisor to the Independent Committee." Simmons informed the Independent Committee that it was prepared to deliver a fairness opinion with respect to a transaction priced at $35.62 per Share. Members of the Independent Committee noted that an all cash transaction removed the risk associated with Parent's contingent liabilities, a major concern raised by the Initial Proposal. Representatives of Baker & Botts informed the Independent Committee of discussions with Davis Polk regarding the revised terms of the proposed merger. The Independent Committee instructed Baker & Botts regarding its comments on the revised merger agreement, including that the proposed transaction should be structured as a two step transaction with a tender offer followed by a merger and that the tender offer should be conditioned upon there being validly tendered and not withdrawn prior to the expiration of the tender offer a number of Shares equal to at least a majority of the outstanding Shares other than Shares beneficially owned by Parent. After further discussion, the Independent Committee decided to defer action to a later date allowing the Independent Committee members an additional opportunity to consider the proposal and further review the extensive materials provided by Simmons during the negotiation process.

     On May 5, 1999, the full Board of Parent met to consider the $35.62 all cash proposal, the recommendation of the Finance Committee and the advice of Merrill Lynch and Davis Polk. A detailed summary underlying Merrill Lynch's opinion to the Parent Board is set forth under "Opinion of Financial Advisor to the Finance Committee" in the Schedule 14D-1. After a full discussion, the Board of Parent approved the proposal subject to Mr. Tetrault being satisfied that the financing necessary to consummate the transaction was available. Three directors who were also directors of the Company (Messrs. Tetrault, Woolbert and Howard) indicated that they were in favor of the proposal but, on advice of counsel, abstained from voting.

     Promptly thereafter, Parent commenced discussions with Citibank about providing a $525 million facility to finance the transaction. On May 7, 1999, Citibank issued to Parent a commitment letter for the financing. Mr. Tetrault determined that he was now satisfied that the necessary financing was available.

     On May 5, 1999, the Independent Committee met to again consider the proposed transaction. Members of the Independent Committee discussed the terms of the Merger Agreement, and representatives of Simmons reviewed and updated their analysis of the fairness of the proposal. A detailed summary of the analyses performed by Simmons is set forth below under "Opinion of Financial
Advisor to the Independent Committee."   Simmons then rendered an oral opinion
(subsequently confirmed by delivery of a written opinion dated May 6, 1999) to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the consideration to be paid in the Offer and the Merger was fair to the holders of Shares (other than Parent) from a financial point of view. The Independent Committee then unanimously determined that the terms of the Offer and the Merger are fair to and in the best interests of the Company's shareholders (other than Parent), and unanimously voted to recommend that the Company Board approve the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger. At the meeting, the Independent Committee requested that Simmons update its analysis for purposes of a summary presentation and confirmation of its oral opinion at a meeting of the Company Board to be held on the following day.

     On May 6, 1999, the Company Board met to consider the Merger Agreement and the transactions contemplated thereby. Mr. Johnson described the terms of the Merger Agreement and indicated that the Independent Committee had unanimously approved the Merger Agreement and recommended that the Company Board approve the Merger Agreement. Representatives of Simmons described their review and analysis of the transaction and confirmed its oral fairness opinion provided to the Independent Committee on May 5, 1999. Representatives of Baker & Botts then described the principal terms of the Merger Agreement. After a full discussion, the Company Board accepted the recommendation of the Independent Committee and
(i) determined that the terms of the Offer and the Merger were fair to and in the best interests of the Company's shareholders (other than Parent), (ii) approved the Merger Agreement and authorized the execution and delivery thereof and (iii) determined to recommend that the shareholders of the Company tender their Shares pursuant to the Offer and approve the Merger Agreement. Prior to participating in the determinations and recommendations of the Company Board, the members of the Company Board who were also directors or officers of Parent identified their affiliations with Parent and noted that as a result of such affiliations they had a potential conflict of interest. As a result, Roger E. Tetrault, Robert L. Howard and Richard E. Woolbert elected to abstain

     On May 13, 1999, Acquisition Sub commenced the Offer, which expired at 12:00 midnight, New York City time, on June 10, 1999. On June 11, 1999, Acquisition Sub announced that it had accepted for payment and would promptly pay for all Shares validly tendered pursuant to the Offer. Acquisition Sub has subsequently paid for such Shares.

Recommendation of the Independent Committee and the Company Board

     Independent Committee. In reaching its determinations referred to above, the Independent Committee considered the factors listed below, which, in the view of the Independent Committee, supported such determinations. The following discussion of the factors considered by the Independent Committee is not intended to be exhaustive but summarizes the material factors considered.

          (i) The fact that the per Share price ($35.62) to be paid in the Offer and the Merger represents (a) a premium of approximately 12.6% over the closing price of the Shares ($31.63) on the NYSE on May 4, 1999 (the day prior to the Independent Committee's recommendation to the Company Board) and an effective premium of 21.4% over such price per Share if no premium were attributed to the Company's excess cash, estimated by Simmons at $12.95 per share (Simmons determined the effective premium by subtracting the excess cash per share from both the $35.62 Offer Price and from the closing price of the Shares on May 4, 1999 and calculating the premium of the adjusted Offer Price to the adjusted price on May 4, 1999), (b) a premium of approximately 19.2% over the per Share price estimated by Simmons ($29.89) that would have prevailed on May 4, 1999, recognizing the recent significant recovery in oil and gas service industry equities but excluding any speculative activity occasioned by the recent negotiations between Parent and the Company concerning the possible acquisition of the publicly held Shares by Parent and the effective premium (calculated in a similar manner as above) of 33.8% over such price if no premium were attributed to the Company's excess cash, and (c) a premium of 58.8% over the 20-day average trading price of the Shares through March 9, 1999 ($22.43) (the day before the announcement of the Initial Proposal before oil service stocks began their general uptrend associated with improved crude prices) and the effective premium (calculated in a similar manner as above) of 139.1% over such price if no premium were attributed to the Company's excess cash. The Independent Committee believed that the historical trading price of the Shares over the past few months was within a range of the going concern value of the Company and that the premiums discussed above were attractive in comparison to premiums received in comparable transactions.

          (ii) The fact that the per Share price to be received in the Offer and the Merger is payable in cash, thereby eliminating any uncertainties in valuing the consideration.

          (iii) The Company's shareholder profile, the percentage of the outstanding Shares owned by Parent, the absence of contractual restrictions on the acquisition of additional Shares by Parent, and Parent's stated unwillingness to solicit offers to purchase its Shares from a third party, all of which led the Independent Committee to conclude that exploration of a business combination with a third party was not practicable.

          (iv) The Independent Committee's belief, based upon Company management and Simmons presentations, that the per Share price to be paid in the Offer and the Merger was fair in light of the financial condition, results of operations, business and prospects of the Company as a separate company.

          (v) The knowledge of the members of the Independent Committee of various risks and uncertainties associated with a decision to continue to operate the Company as an independent entity, including, but not limited to, trends in the offshore construction industry and the declining backlog at the Company, which led the members of the Independent Committee to believe that there was a substantial risk that the market price for the Shares could remain at levels experienced in the past few months for a prolonged period of time or decline from those levels. As a result, the Independent Committee believed that the Share price to be paid in the Offer and the Merger was superior to the anticipated Share price if the Company remained a separate company.

          (vi) The arm's-length negotiations between the Independent Committee and its representatives and the Finance Committee and its representatives, including that the negotiations resulted in (a) an increase in the price at which Parent was prepared to acquire the Shares and a change in the structure of the transaction and the form of consideration to be received by the Company's shareholders, and (b) the Independent Committee's belief that $35.62 per Share was the highest price that could be obtained from Parent under the circumstances.

          (vii) The opinion of Simmons, dated May 6, 1999, that, as of the date of the opinion and based on and subject to certain matters stated in the opinion, the consideration to be paid in the Offer and the Merger is fair to holders of the Shares (other than Parent) from a financial point of view, and the analyses presented to the Independent Committee by Simmons with respect thereto. See "Opinion of Financial Advisor to the Independent Committee."

          (viii) The fact that the Offer was conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares equal to at least a majority of the outstanding Shares other than Shares beneficially owned by Parent (the "Minimum Condition").

          (ix) The terms and conditions of the Offer, the Merger and the Merger Agreement, including provisions that no change may be made that, without the consent of the Company, (a) waives the Minimum Condition, (b) changes the form of consideration to be paid, (c) decreases the per Share price or the number of Shares sought in the Offer or (d) adds conditions.

          (x) The fact that the Merger Agreement does not preclude the Independent Committee from withdrawing or modifying its recommendation to shareholders if failure to do so would be inconsistent with its fiduciary duties provides the Independent Committee with a degree of flexibility to respond to changed circumstances.

          (xi) The provision of the Merger Agreement permitting the Company to negotiate with third parties that make unsolicited Acquisition Proposals (as defined in the Merger Agreement) if there is a reasonable likelihood that the directors' fiduciary duties would otherwise be breached provides the Independent Committee with a degree of flexibility in the event that a superior offer is received.

          (xii) The possibility that the timing of the transaction is at a down cycle in the offshore construction and oil service industry and that shareholders might not be able to participate fully in the recovery (unless they took the proceeds and reinvested in the industry), which the Independent Committee viewed as a risk that did not outweigh the benefits of the Offer and the Merger.

          (xiii) The fact that other transaction structures, including a transaction that would be predominately stock for stock, would be generally nontaxable, but would expose the Company's shareholders to the market and other risks inherent in owning Parent Stock, which the Independent Committee viewed as less preferable than the terms of the Offer and the Merger.

          (xiv) The issues associated with the fact that the Company has significant excess cash, including the following:

          (1) after taking into account the excess cash (for which a purchaser is unlikely to pay more than dollar for dollar), the actual premium paid for the underlying business is substantially higher than the premium on the whole transaction;

          (2) the risks associated with deploying substantial excess cash in the oil service industry in a period of cyclical downtrend or diversifying into new lines of business in which the Company does not have experience; and

          (3) the possibility that Acquisition Sub might be deemed to be paying for the purchase with the Company's own assets.

     The Independent Committee believed the issues referred to in clauses (1) and (2) supported its determination that the Share price to be paid in the Offer and the Merger was fair, and that viewing the transaction in the manner referred to in clause (3) was not appropriate.

          (xv) The likelihood that the Offer and the Merger will be consummated in light of the facts that the Offer and the Merger are not subject to any financing condition, that Parent has represented that the funds necessary to consummate the Offer and Merger will be available and the limited nature of the other conditions to the Offer and the Merger.

          (xvi) The fact that during calendar year 1998, the Shares had traded at prices higher than, and certain Share repurchases by the Company were made at prices higher than, the Share price to be paid in the Offer and the Merger did not significantly impact the Independent Committee's determination as to the fairness of the Offer and the Merger, because of the Independent Committee's belief that conditions in the offshore construction and oilfield services industry had changed since those dates to such an extent that those transactions had limited relevance for determining the current value of the Company and the fairness of the Offer and the Merger.

     Company Board. In reaching its determinations referred to above, the Company Board considered the following factors: (i) the determinations and recommendations of the Independent Committee; (ii) the Independent Committee's analysis of the factors referred to above, which the Company Board adopted; and
(iii) the fact that the price to be paid in the Offer and the Merger and the terms and conditions of the Merger Agreement were the result of arm's-length negotiations between the Independent Committee and the Finance Committee.

     The description set forth above of the factors considered by the Company Board, including members of the Independent Committee, is not intended to be exhaustive, but summarizes the primary factors considered. The members of the Company Board, including the members of the Independent Committee, evaluated the Offer and the Merger in light of their knowledge of the business, financial condition and prospects of the Company, and based upon the advice of financial and legal advisors. In light of the number and variety of factors that the Company Board and the Independent Committee considered in connection with their evaluation of the Offer and the Merger, neither the Company Board nor the Independent Committee found it practicable to assign relative or specific weights to the foregoing factors, and, accordingly, neither the Company Board nor the Independent Committee did so. Individual members of the Company Board and the Independent Committee may have given differing weights to different factors and may have viewed certain factors more positively or negatively than others. Neither the Company Board nor the Independent Committee considered the net book value or liquidation value of the Company in connection with their determinations referred to above because of their belief that these measures of value are not relevant for purposes of valuing a company actively engaged in the offshore construction and oilfield service industry due to (1) in the case of net book value, the significant asset writedowns incurred by many of such companies and (2) in the case of liquidation value, the relatively low valuation that would result as compared to other methods of valuation due to the nature of the Company's business and assets.

     The Company's purpose in entering into the Merger Agreement was to maximize the value received by holders of the publicly held Shares as a result of such Share ownership, in light of available alternatives. Alternative means to accomplish this purpose were considered by the Company but were not pursued because the Company considered the terms of the Offer and the Merger to be superior to any practical alternative. The Company determined to undertake the transactions contemplated by the Merger Agreement at this time due to its receipt of a proposal by Parent to engage in a business combination and its determination that the Offer and the Merger are in the best interests of its shareholders (other than Parent).

     The Company Board, including the members of the Independent Committee, believes that the Offer and the Merger are procedurally fair because, among other things: (i) the Independent Committee consisted entirely of directors who were neither employees or officers of the Company nor employees, officers or directors of Parent and were appointed to represent the interests of the minority shareholders of the Company; (ii) the Independent Committee retained and was advised by independent legal counsel; (iii) the Independent Committee retained Simmons as its independent financial advisor to assist it in evaluating a potential transaction with Parent and received advice from Simmons; (iv) the Minimum Condition which may not be waived by Acquisition Sub without the consent of the Company and which has the effect of requiring that in order for the Offer to be successful, a majority of the publicly held Shares must be tendered and not withdrawn; (v) the Independent Committee engaged in extensive deliberations in evaluating the Offer and the Merger and alternatives thereto; and (vi) the fact that the $35.62 per Share price and the other terms and conditions of the Merger Agreement resulted from active arm's-length bargaining between the Independent Committee and its representatives, on the one hand, and the Finance Committee and its representatives, on the other hand.

     The Company's executive officers have not been asked to make a recommendation as to the Offer or the Merger.

Opinion of Financial Advisor to the Independent Committee

     The Independent Committee engaged Simmons to act as its financial advisor in connection with the proposed Merger Agreement and the transactions contemplated thereby (including the Offer and the Merger). On May 5, 1999, at a meeting of the Independent Committee held to evaluate the proposed Offer and Merger, Simmons rendered to the Independent Committee an oral opinion (subsequently confirmed by delivery of a written opinion dated May 6, 1999) to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the consideration to be paid in the Offer and the Merger is fair to the holders of Shares (other than Parent) from a financial point of view. As indicated above, the oral opinion of Simmons as of May 5, 1999 was only one of many factors taken into consideration by the Independent Committee in making its determination to approve the Merger Agreement.

     The full text of Simmons' written opinion dated as of May 6, 1999, which sets forth, among other things, assumptions made, matters considered, and scope and limitations on the review undertaken (the "Opinion"), is attached as Annex B and is incorporated herein by reference. Holders of Shares are urged to, and should, read the Opinion carefully and in its entirety. The Opinion is directed to the Independent Committee, is limited to the fairness, from a financial point of view, of the cash consideration to be received in the Offer and the Merger by the Company's shareholders (other than Parent) and is not a recommendation to such shareholders as regards to the Offer and the Merger. The opinion does not address the underlying decision of the Company to engage in the transactions contemplated by the Merger Agreement. The summary of the Opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

     In connection with its Opinion, Simmons has, among other things, (1) reviewed and analyzed certain publicly available business and financial information relating to the Company that it deemed relevant, including estimates of the future operating performance of the Company prepared by industry analysts unaffiliated with either the Company or Parent; (2) reviewed certain business and financial information provided to Simmons by the Company, including certain limited financial forecasts prepared by management of the Company, relating to its business, earnings, cash flow, assets, liabilities and prospects; (3) reviewed certain publicly available information concerning the trading of, and the trading market for, the Shares, including trading multiples, and compared such information with that of certain other publicly-traded companies that it deemed to be relevant; (4) compared the proposed financial terms of the transactions contemplated by the Merger Agreement with the financial terms of other transactions that it deemed to be relevant; (5) participated in certain discussions and negotiations among representatives of the Company and Parent;
(6) reviewed the Merger Agreement; and (7) reviewed such other financial studies and analyses and took into account such other matters as it deemed necessary, including its assessment of general economic, market and monetary conditions.

     In arriving at its Opinion, Simmons, with the consent of the Independent Committee, assumed and relied upon the accuracy and completeness of all the foregoing information (other than the limited financial forecasts) and did not independently verify any of such information. With respect to such financial forecasts, Simmons utilized certain information set forth therein and assumed that such information was reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. Simmons did not conduct a physical inspection of any of the assets, operations or facilities of the Company and did not make or receive any independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of the Company. Simmons noted in its Opinion that the Company is subject to the governmental investigations and litigation described in note (6) (the "HeereMac Litigation") to the interim financial statements of the Company included in its Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, and that, upon consummation of the Merger, the shareholders of the Company (other than Parent) will be relieved of the exposure to the potential risk that the Company will be forced to pay damages in connection with the HeereMac Litigation in excess of any current accruals therefor. Simmons expressed no opinion with respect to any matter relating to any of such litigation. Simmons was not requested to approach and did not approach any unaffiliated persons or entities with respect to the acquisition of the Company or any of its subsidiaries or any of their assets. Simmons' Opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and the information made available to it as of, the date of its Opinion.

     In preparing its Opinion for the Independent Committee, Simmons performed a variety of financial and comparative analyses, including those described below. The summary of the analyses performed by Simmons as set forth below does not purport to be a complete description of the analyses underlying the Opinion.
The presentation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial or summary description. No company or transaction used in such analyses as a comparison is identical to the Company or the transactions contemplated by the Merger Agreement, nor is an evaluation of the results of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operational characteristics and other factors that could affect the acquisitions, public trading or other values of the companies or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of the business or securities do not purport to be appraisals or to reflect the prices at which businesses, companies or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

     In arriving at its Opinion, Simmons made qualitative judgments as to the significance and relevance of each analysis and factor it considered. Accordingly, Simmons believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create an incomplete view of the processes underlying such analyses and its Opinion. In its analyses, Simmons made numerous assumptions with respect to general business, economic, market and financial conditions, as well as other matters, many of which are beyond the control of the Company and involve the application of complex methodologies and experienced and educated judgment.

     The following is a summary of the material analyses performed by Simmons in connection with its Opinion.

     Premium Analyses

     In order to determine the magnitude of the premium implicit in the Offer Price, Simmons compared the Offer Price to three different per share prices of the Shares: (i) the closing sales price of the Shares on the NYSE on May 6, 1999, the day next preceding public announcement of the Merger Agreement (the "May 6 Closing Price"), of $30.50; (ii) the estimated Share price on May 6, 1999, estimated in the manner described below, in the absence of any announcement regarding a proposed transaction (the "Estimated May 6 Price") of $29.38; and (iii) the average of the closing sales prices for the Shares for the 20 trading days ending on March 9, 1999 (the "Pre-announcement Date"), the day preceding Parent's public announcement of its offer to acquire the Company for Parent Stock (the "Pre-announcement Price") of $22.43. Simmons found that the Offer Price implied a premium of 16.8% over the May 6 Closing Price, 21.2% over the Estimated May 6 Price and 58.8% over the Pre-announcement Price.

     In addition, Simmons compared the Offer Price to the May 6 Closing Price, the Estimated May 6 Price and the Pre-announcement Price, in each case as adjusted to eliminate any premium on the Company's excess cash. Simmons made this adjustment as a result of its determination that any purchaser would be unwilling to pay a premium for the Company's excess cash and that, as a result, any premium should be solely attributable to the Company's operating business. It was Simmons' judgment that the Company's cash and cash equivalents and investments in debt securities exceeded the Company's cash needs at May 6 by an amount equal to $12.95 per Share. Simmons calculated this amount by subtracting an amount equal to 5% of the Company's fiscal 1999 revenues (which in Simmons' judgment is an amount that approximates cash typically needed for operations by companies engaged in the offshore construction and oilfield services industry) from the Company's cash and cash equivalents and dividing that amount by the outstanding Shares. In order to gauge the premium implied by the Offer Price over the May 6 Closing Price as adjusted to eliminate any premium on excess cash, Simmons subtracted the per share amount of the excess cash ($12.95) from each of the May 6 Closing Price (to yield an adjusted price per Share of $17.55) and the Offer Price (to yield $22.67 per Share) and compared the adjusted Offer Price to the adjusted May 6 Closing Price. This calculation resulted in a 29.2% premium. In like fashion, Simmons adjusted both the Estimated May 6 Price and the Pre-announcement Price to exclude the excess cash and determined that the premium so implied with respect to the adjusted Estimated May 6 Price was 38.0% and the premium so implied with respect to the adjusted Pre-announcement Price was 139.1%.

     Simmons utilized the Estimated May 6 Price in order include a measure for comparison purposes that was not influenced by the announcement of Parent's offer to acquire the Company but did recognize the recent significant recovery in the value of oil and gas service industry equities. In order to derive this price, Simmons calculated the average increase during various periods ending on May 6, 1999 for three separate indices consisting of comparable companies, i.e., the OSX Index (an index of 15 large oil service companies used to price options on the Philadelphia Exchange); an index of "Offshore Construction Comparable Companies" (as defined below); and an index of "Oil Service Comparables" (as defined below). For each index, Simmons calculated the average increase (derived from changes in stock prices of the companies comprising each index) through May 6, 1999 based on (i) the closing prices on the Pre-announcement Date (the "One Day Price"), (ii) the average closing prices for the 20 trading day period ending on the Pre-announcement Date (the "20 Day Price") and (iii) the average closing prices for the three months ending on the Pre-announcement Date (the "Three Month Price"). Simmons then averaged the increase in each index and found that the average increases were 47.3% (One Day Price), 59.1% (20 Day Price) and 53.7% (Three Month Price). Simmons then subtracted the amount of the excess cash ($12.95 per Share) from the One Day Price, the 20 Day Price and the Three Month Price for the Shares yielding net prices of

$11.43, $9.48 and $11.31, respectively. Simmons then increased each such net price for the Shares by the average industry percentage price recovery indicated above applicable to each price determination period, added back the excess cash ($12.95), yielding estimated Share prices, reflecting the recovery in oil service industry equities but unaffected by Parent's public announcement, of $29.78 (One Day Price), $28.04 (20 Day Price) and $30.33 (Three Month Price). Based on that range, Simmons determined the Estimated May 6 Price of $29.38.

     The "Offshore Construction Comparable Companies" are: Bouygues Offshore S.A., Cal Dive International, Inc., Coflexip S.A., Global Industries, Ltd., Horizon Offshore, Inc., Gulf Island Fabrication, Inc., Oceaneering International, Inc., and Stolt Comex Seaway S.A. The "Oil Service Comparables" are BJ Services Company, Cooper Cameron Corporation, National-Oilwell, Inc., Smith International, Inc., and Tidewater, Inc.

     Based on the foregoing, Simmons determined that the premium implied by the Offer Price ranged from 16.8% to 58.8% in the cases of the unadjusted prices and from 29.2% to 139.1% in the cases of the adjusted prices.

     Analysis of Comparable Transactions

     Simmons reviewed publicly available information with respect to various transactions in which minority stock holdings of publicly held corporations were acquired for cash by a controlling shareholder. In particular, Simmons examined thirteen such transactions that have occurred since January 1, 1994 that were in the range of $100 million to $1 billion. The source of the data was Securities Data Corporation and the specific transactions ranged in size from $107.6 million to $462.3 million. Simmons determined that the median transaction value was $190.7 million, the median percentage of the outstanding common stock acquired was 29.9% and that the median closing valuation premium relative to the pre-announcement price of the common stock in each such transaction was 26.3% (one day prior to announcement), 23.6% (one week prior to announcement) and 26.8% (four weeks prior to announcement) and the mean closing valuation premium relative to the pre-announcement price of the common stock in each such transaction was 32.6% (one day prior to announcement), 31.3% (one week prior to announcement) and 32.3% (four weeks prior to announcement).

     Simmons compared these transaction values and premiums to the transactions contemplated by the Merger Agreement. In their analysis, Simmons calculated the premiums implied by the Offer Price on a basis where no premium was attributed to the Company's excess cash, as described above. It found a transaction value of $520.3 million, that the percentage of outstanding Shares to be acquired was 37.2% and that the implied premiums were as follows: based on one day prior to announcement of the all cash offer of $35.62 per Share (May 6, 1999), the premium was 29.2%; based on one week prior to announcement (April 29, 1999), the premium was 22.2%; and based on four weeks prior to announcement (April 8, 1999), the premium was 41.8%. Simmons then calculated the premium implied in the Offer Price relative to the prices for the Shares one day prior to the first announcement by Parent of an offer to acquire the Shares (other than Shares owned by Parent) on March 10, 1999 (March 9, 1999), one week prior (March 3,
1999) and four weeks prior (February 10, 1999) adjusted in the same fashion as described above for the Estimated May 6 Price. The implied premiums so calculated were 34.7% (March 9, 1999), 64.9% (March 3, 1999) and 27.0% (February 10, 1999).

     Simmons compared the premiums implied by the Offer Price on an unadjusted basis (ranging from 22.2% to 41.8%) and on an adjusted basis (ranging from 27.0% to 64.9%) to the premiums implied by the median of the comparable transactions (ranging from 23.6% to 26.8%) and the mean of the comparable transactions (ranging from 31.3% to 32.6%).

     Analysis of Selected Publicly-traded Comparable Companies

     Using publicly available information, Simmons compared selected valuation multiples for the Company calculated using the Offer Price with respective corresponding multiples of certain similar publicly-traded companies. Simmons selected a group of companies from the universe of possible companies based on its views as to the comparability of the financial and operating characteristics of offshore construction and oil field service companies to the Company. With respect to each such analysis, Simmons made such comparisons with the following companies (the "Comparable Companies"): Aker Maritime Corporation, Coflexip S.A., Cooper Cameron

Corporation, Dril-Quip, Inc., Det Sndenfjelds - Norske Dampskibsselskab, IHC Caland N.V., Global Industries, Ltd., Oceaneering International, Inc., Saipem S.p.A. and Stolt Comex Seaway, S.A.

     The two primary multiples derived by Simmons were (i) an enterprise value, calculated as the sum of the aggregate market value of the outstanding common stock of an enterprise plus its debt and preferred stock (the "Enterprise Value") divided by its earnings before depreciation, interest and taxes ("EBDIT") and (ii) the price per share of common stock divided by the earnings per share of common stock. Simmons made these determinations for the Company for the years ending March 31, 2000 and March 31, 2001 based on limited financial forecasts prepared by the Company and provided to Simmons, and for the Comparable Companies for similar fiscal periods using financial projections from publicly-available sources, including First Call.

     EBDIT. Simmons determined that the Enterprise Value of the Company implied by the Offer Price represented a multiple of 16.9 times the Company's forecast EBDIT of $82.8 million for fiscal year 2000 and a multiple of 13.1 times the Company's forecast EBDIT of $107.3 million for fiscal year 2001. Simmons made further determinations after adjusting to exclude the value of the Company's excess cash, as estimated by Simmons, from the Enterprise Value implied by the Offer Price to calculate an adjusted Enterprise Value. Simmons then calculated that the adjusted Enterprise Value of the Company represented a multiple of EBDIT for fiscal years 2000 and 2001 of 10.8x and 8.3x, respectively.

     Simmons then derived the multiples of EBDIT for each of the Comparable Companies by dividing the adjusted Enterprise Value for each company by its respective projected EBDIT for the calendar years ending December 31, 1999 and December 31, 2000. Simmons concluded that the average EBDIT multiples of the Comparable Companies for calendar years 1999 and 2000 were 8.9x and 7.8x, respectively.

     Simmons compared the EBDIT multiples for the Company implied by the Offer Price on an unadjusted basis for the fiscal years ending March 31, 2000 (16.9x) and March 31, 2001 (13.1x) and on an adjusted basis for such years (10.8x and 8.3x, respectively) with the EBDIT multiples for the Comparable Companies for the calendar years ending December 31, 1999 (8.9x) and December 31, 2000 (7.8x).

     P/E RATIO. Simmons determined that, based on nominal earnings per share of the Company's common stock forecast by the Company for the fiscal years ending March 31, 2000 and March 31, 2001 of $1.10 and $1.82, respectively, the Offer Price implied price/earnings ratios for those years of 32.4x and 19.6x, respectively. Simmons made further determinations after adjusting to exclude from the earnings per share forecast by the Company the interest income earned on the Company's excess cash as estimated by Simmons. To do so, Simmons subtracted such interest income from the forecast earnings per share to obtain an adjusted earnings per share of the Company's common stock and subtracted the excess cash ($12.95 per Share) from the Offer Price to obtain an adjusted per share price. Simmons thereby estimated that the price/earnings ratios calculated using the adjusted per share price and the adjusted earnings per share for fiscal years 2000 and 2001 were 39.7x and 17.6x, respectively.

     Simmons then derived the price/earnings ratios for each of the Comparable Companies by dividing the share price for each company by its respective projected earnings per share for the calendar years 1999 and 2000. Simmons determined that the average price/earnings ratios for the Comparable Companies for calendar years 1999 and 2000 were 21.6x and 16.7x, respectively.

     Simmons then compared the unadjusted price/earnings ratios for the Shares implied by the Offer Price for fiscal years 2000 (32.4x) and 2001 (19.6x) and on an adjusted basis for such fiscal years (39.7x and 17.6x, respectively) with the price/earnings ratios for the Comparable Companies for the calendar years 1999 and 2000 (21.6x and 16.7x, respectively).

Other Factors and Analyses

     In the course of preparing its Opinion, Simmons performed other analyses and reviewed other matters, including the trading characteristics of the Shares and the shares of comparable companies and the history and outlook for energy markets, the oilfield services industry and the Company's markets. Simmons observed that the

Company's stock performance (1) reflected the general decline in other oilfield services company stocks from late 1997 through early 1999, driven by declining energy prices and activity levels in the oilfield services industry, and (2) more recently reflected the recovery in the market for oilfield services company stocks, driven by a recovery in energy prices and an improving outlook for oilfield services companies. Simmons also reviewed the assumptions underlying projections for the Company and for comparable companies and observed that such assumptions were generally consistent with its analysis of historical and current conditions in the oilfield services industry. Simmons then considered the potential for further recovery in the oilfield services industry, observing that the Company's public shareholders could, if they wish, retain their exposure to any future recovery in the oilfield services industry by reinvesting the proceeds of the transaction contemplated by the Merger Agreement in oilfield services company securities. Simmons also reviewed the ownership interests of the Company's principal shareholders (other than Parent) and the possible effects of Parent's significant ownership interests, and noted that, because of Parent's controlling ownership interest in the Company, any alternative transaction to the Offer and the Merger would be dependent on Parent's concurrence in the Company's decision to pursue an alternative transaction. Simmons also reviewed the Company's contingent liabilities and observed that the transaction contemplated by the Merger Agreement would eliminate any future impact of those liabilities on the holders of the publicly held Shares. In addition, Simmons analyzed the pro forma effects of the Offer and the Merger on Parent (after giving effect to potential cost savings following the transaction) and concluded that the transaction is significantly dilutive to Parent's projected earnings per share, making it unlikely that Parent would complete the transaction at a higher price than the per Share price to be paid in the Offer and the Merger.

     Simmons is an internationally recognized investment banking firm and, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions. The Independent Committee selected Simmons as its financial advisor because of Simmons' experience and expertise.

     Pursuant to the terms of the engagement of Simmons by the Independent Committee, the Company has agreed to pay Simmons for its financial advisory services in connection with the transactions contemplated by the Merger
Agreement:  (i) a retainer of $250,000 payable on the date of the engagement;
(ii) a fee of $500,000 payable upon delivery of Simmons' initial study and opinion to the Independent Committee; and (iii) a fee, contingent upon the closing of the transactions contemplated by the Merger Agreement, equal to 2% of any improvement in value of the minority stock calculated at the time of closing over the 20 trading day moving average pre-announcement price. The Initial Proposal was publicly announced by Parent on March 10, 1999. Following the announcement of the transactions contemplated by the Merger Agreement on May 7, 1999, Simmons agreed to cap the contingent portion of its fee at $3.5 million. In addition, the Company has agreed to reimburse Simmons for its reasonable out-of-pocket expenses, including the fees and expenses of its legal counsel, incurred in connection with the engagement, and to indemnify Simmons against certain liabilities, including certain liabilities under the federal securities laws, relating to, or arising out of its engagement, or to contribute to payments Simmons may be required to make in respect thereof.

     In 1995, Simmons was retained by Parent to perform a strategic consulting assignment for which it received customary compensation. Simmons has also been retained from time to time by the Company to perform investment banking services for which it has received customary fees.

Procedures for Exchange of Certificates

     Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Shares. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of Shares (other than Parent and its subsidiaries) at the Effective Time a letter of transmittal and related instruments for use in such exchange. Shareholders should not return Share certificates until they receive a letter of transmittal.

     Each holder of Shares that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Exchange Agent of a certificate representing such Shares, together with a properly completed letter of transmittal, the Merger Consideration payable for each Share represented by such certificate. Until so surrendered, each such certificate will represent after the Effective Time for all purposes only the right to receive such Merger Consideration, without interest thereon.

     After the Effective Time, there will be no further registration of transfers of Shares. If, after the Effective Time, certificates are presented to the Surviving Corporation, they will be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in the Merger Agreement. If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the surrendered certificate is registered, it will be a condition to such payment that the certificate so surrendered is properly endorsed or otherwise in proper form for transfer and that the person requesting such payment pays to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     Any portion of the Merger Consideration made available to the Exchange Agent that remains unclaimed by the holders of Shares six months after the Effective Time will be returned to Parent, upon demand, and any such holder who has not exchanged them for the Merger Consideration prior to that time will thereafter look only to Parent for payment of the Merger Consideration in respect of such Shares. Notwithstanding the foregoing, Parent will not be liable to any holder of Shares for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

     If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed certificate, the Merger Consideration to be paid in respect of the Shares represented by such certificate, as contemplated by the Merger Agreement.

No Appraisal Rights

     Under Panama law, shareholders do not have appraisal rights as a result of the Merger. If the Merger is completed, each outstanding Share (other than Shares beneficially owned by Parent) will be converted into $35.62 in cash.

Interests of Certain Persons in the Offer and the Merger

     In considering the recommendation of the Company Board, shareholders of the Company should be aware that certain officers of the Company and members of the Company Board have certain interests that present actual or potential conflicts of interest in connection with the Offer and the Merger. The Independent Committee and the Company Board were aware of these actual or potential conflicts of interest and considered them in connection with such recommendation.

     Independent Committee Fees

     At a meeting of the Company Board held on March 11, 1999, the Company Board considered a proposal to pay the Chairman of the Independent Committee a fee of $20,000 and the other members of the Independent Committee a fee of $10,000 for their services as members on the Independent Committee in evaluating any proposed business combination between Parent and the Company, in addition to any other fees payable to them as directors of the Company or as members of the Independent Committee. The Company Board determined to postpone its action on this proposal, pending confirmation from the Company's General Counsel that the proposed fees were within the range of fees paid to members of independent or special committees involved in similar transactions. The General Counsel of the Company subsequently confirmed that the fee proposal was within such range. The Company Board considered the fee proposal at its meeting held on June 4, 1999, but the fee proposal was not approved.

     Indemnification Agreements

     On March 11, 1999, the Company entered into indemnification agreements with each of its directors (the "Indemnification Agreements"). The Indemnification Agreements provide that the Company will indemnify and hold harmless any director of the Company to the fullest extent permitted by the Company's Certificate of Incorporation or Bylaws, Panama Law or other applicable law, as in effect as of the date of the agreement or to such greater extent as the Company's Certificate of Incorporation or Bylaws, Panama Law or applicable law may thereafter permit, from and against all losses, liabilities, claims, damages, judgments, penalties, fines, amounts paid in settlement and expenses (including attorneys' fees) arising out of a business combination transaction between Parent and the Company. The Indemnification Agreements further provide that, in the event of any threatened, or pending action, suit or proceeding arising out of a business combination between Parent and the Company in which a director is a party and that may give rise to a right of indemnification under the Indemnification Agreements or in which a director is involved as a witness, following written request by such person, the Company will promptly pay to such person amounts to cover expenses reasonably incurred by such person in such proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking executed by or on behalf of such person providing that such person will repay the advance if it is ultimately determined that such person is not entitled to be indemnified by the Company as provided in the Indemnification Agreements and (ii) satisfactory evidence as to the amount of such expenses. The Indemnification Agreements also include provisions meant to facilitate the indemnitee's receipt of benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken and
(iii) the establishment of certain presumptions in favor of an indemnitee. The benefits of certain of these provisions are available to an indemnitee only if there has been a change in control of the Company (as defined in the Indemnification Agreements). On May 6, 1999, the Company entered into indemnification agreements with Messrs. Johnson, Burdick, O'Keefe and Ritchie substantially the same as the agreements entered into on March 11, 1999, except that rights to indemnification and advancement of expenses thereunder cover losses, liabilities, claims, damages, judgments, penalties, fines, amounts paid in settlement and expenses incurred by reason of their status as a director of the Company and are not limited to those arising out of a business combination between Parent and the Company.

     Stock Options, Restricted Stock and Performance Shares

     Certain Executive Officers and Directors hold awards of Company Stock Options, Restricted Shares and Performance Shares (as defined under "The Merger Agreement --The Merger"). The treatment of those awards is described below under "The Merger Agreement--The Merger."

     Consummation of Offer and Change of Control. The Company previously granted to its directors (including members of the Independent Committee) and executive officers (including Roger E. Tetrault, Daniel R. Gaubert and S. Wayne Murphy, who are also executive officers of Parent) Company Stock Options, Restricted Shares and Performance Shares under the Company's Restated 1994 Executive Long-Term Incentive Compensation Plan and Non-Employee Director Stock Plan. Under these plans, a "change in control" of the Company results in all Company Stock Options becoming fully exercisable, all transfer restrictions and forfeiture provisions on the Restricted Shares lapsing and the conversion of all Performance Shares into a pro-rata cash payout based upon the assumed achievement of performance objectives at target levels (if not otherwise exceeded) and the length of time elapsed during their two-year measurement period through the Effective Time. The consummation of the Offer and Merger will constitute an effective change in control of the Company. Under the Merger Agreement, each Company Stock Option outstanding as of the Effective Time will become an Adjusted Option (as defined under "The Merger Agreement --The Merger"), and each person who holds Restricted Shares or Performance Shares has been given the opportunity to receive replacement stock awards in Parent Stock, in lieu of the cash payment that such person would otherwise be entitled to receive at the Effective Time. See "The Merger Agreement--The Merger."

Certain Transactions between the Company and Parent

     Related Party Transactions. Parent, either directly or through its subsidiaries and affiliates (other than the Company and its subsidiaries), has provided and will continue to provide various services to the Company and its subsidiaries in an effort to reduce duplicative costs, overhead and resources.

     Services Agreement and Other Administrative Charges. Under the terms of a services agreement between Parent and the Company, Parent provides certain services to the Company, based primarily upon a predetermined annual fee for each such service. Such services include accounting and financial reporting, treasury and financing, tax administration and research, human resources, risk management, public and investor relations, executive officer, legal and corporate secretary, business planning and analysis, purchasing and procurement, and project management services. For fiscal years 1996, 1997 and 1998, the Company paid to Parent approximately $11.9 million, $11.9 million and $13.1 million, respectively, under the Services Agreement.

     For fiscal years 1996, 1997 and 1998, Parent and other affiliated entities also provided other administrative services, including investment portfolio management, data processing development, telecommunication and lobbying services, and shared office space to the Company for which the Company paid to Parent approximately $6.6 million, $6.6 million and $5.2 million, respectively.

     The Independent Committee has reviewed the services provided by Parent to the Company and its subsidiaries on an annual basis. After consultation with Parent and giving due consideration to the legal obligations of Parent, the Company may seek the provision of any of the above described services from third parties if the Company Board, after receiving the recommendation of the Independent Committee, determines that obtaining such services from third parties would be in the best interests of the Company.

     Other Arrangements and Transactions. For fiscal years 1996, 1997 and 1998, the Company and its subsidiaries purchased from Parent and other affiliated entities approximately $24.3 million, $16.2 million and $8.9 million of other services on an as requested basis, the costs of which were based on charges to unrelated parties for similar work. Such services relate primarily to technology development and research, and engineering, procurement and construction services on a power plant project. For fiscal years 1996, 1997 and 1998, the Company and its subsidiaries provided marine construction and engineering services to Parent and other affiliated entities, on the same basis, for which the Company recognized revenue in the amount of approximately $45.2 million, $32 million and $22 million, respectively.

     Parent, through wholly-owned insurance subsidiaries, reinsures substantially all of the Company's employee liability exposure and insures significant deductibles under the Company's other insurance programs. The insurance premiums charged by such insurance subsidiaries of Parent are primarily based on claims experience and forecasted future activities of the Company and its subsidiaries. Management believes that this approach is more cost-effective than other alternatives as there is generally no commercial market for insurance on the same economic terms for these types of exposures.

     The Company has acquired several businesses from Parent, including in fiscal year 1998, the Parent's 60% interest in Tallares Navales del Golfo S.A. de C.V., a shipbuilding and repair business in Vera Cruz, Mexico, for approximately $19.7 million.

     During fiscal year 1997, the Company paid a $231 million note payable to Parent.

     All of these transactions were negotiated at arm's-length by the parties and, to the extent required, approved by the Independent Committee.

     Series A Preferred Stock. During each of fiscal years 1996, 1997 and 1998, Parent as the sole holder of all of the Preferred Shares received quarterly dividend payments totaling $7.2 million from the Company.

Accounting Treatment

     The acquisition of the public Shares in the Offer and the Merger will be treated as a "purchase" under generally accepted accounting principles.

United States Federal Income Tax Consequences

     This summary of the material United States federal income tax consequences of the Merger is for general information only and is based on the law as currently in effect. This summary does not discuss all of the tax consequences that may be relevant to a shareholder in light of its particular circumstances or to shareholders subject to special rules, such as financial institutions, broker-dealers, tax-exempt organizations, shareholders that hold their Shares as part of a straddle or a hedging or conversion transaction and shareholders who acquired their Shares through the exercise of an employee stock option or otherwise as compensation.

     Shareholders are urged to consult their own tax advisors as to the particular tax consequences to them of the Merger, including the effect of United States federal, state, local and foreign tax laws.

     A United States holder refers to:

     .    a citizen or resident of the United States,

     . a corporation or other entity created or organized in the United States or under the laws of the United States or of any political subdivision of the United States, or

     . an estate or trust, the income of which is includible in gross income for United States federal income tax purposes regardless of its source.

     A Non-United States holder refers to a shareholder that is not a United States holder.

     United States Holders

     The receipt by a United States holder of cash for Shares pursuant to the Merger will be a taxable transaction under the United States Internal Revenue Code of 1986, as amended (the "Code"). A United States holder will generally recognize gain or loss in an amount equal to the difference between the cash received by the shareholder pursuant to the Merger and the shareholder's adjusted tax basis in the Shares held at the time of the Merger. That gain or loss will be a capital gain or loss if the Shares are a capital asset in the hands of the shareholder. Shareholders are urged to consult their own tax advisors as to the federal income tax treatment of a capital gain or loss (including limitations on the deductibility of a capital loss).

     A shareholder may be subject to backup withholding at a rate of 31% unless at the time it surrenders its certificates it provides its taxpayer identification number and certifies that the number is correct or properly certifies that it is awaiting a taxpayer identification number, or unless an exemption is demonstrated to apply. To prevent backup United States federal income tax withholding with respect to payment to holders of the Merger Consideration, each United States holder must provide the Exchange Agent with such holder's correct taxpayer identification number or social security number or certify that such holder is not subject to backup withholding by completing the Substitute Form W-9 in the letter of transmittal. Backup withholding is not an additional tax. Amounts so withheld can be refunded or credited against the federal income tax liability of the shareholder, provided appropriate information is forwarded to the IRS.

     Non-United States Holders

     A Non-United States holder will generally not be subject to United States federal income tax on a gain realized on a disposition of Shares unless:

     . the gain is effectively connected with a trade or business in the United States of that Non-United States holder,

     . that Non-United States holder is a non-resident alien individual who holds the Shares as a capital asset and who is present in the United States for 183 or more days in 1999, or

     . that Non-United States holder is subject to tax under the provisions of the Code on the taxation of United States expatriates.

     Non-United States holders are urged to consult their own tax advisors.

     Information reporting and backup withholding imposed at a rate of 31% will apply to cash payments received by a Non-United States holder pursuant to the Merger if the disposition of Shares is effected by or through a United States office of a broker, unless the Non-United States holder certifies as to its foreign status or otherwise establishes an exemption. Generally, information reporting and backup withholding would not apply to the payment received upon a disposition of Shares where that disposition is effected outside the United States through a non-United States office of a non-United States broker. However, information reporting requirements would apply to a payment where a disposition is effected outside the United States by or through an office outside the United States of a broker that is:

     .    a United States person,

     . a non-United States person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or

     . a "controlled foreign corporation" for United States federal income tax purposes,

and, in each case, the broker fails to maintain documentary evidence that the shareholder is a Non-United States holder and that certain conditions are met, or that the shareholder otherwise is entitled to an exemption. To avoid backup withholding, a Non-United States holder should complete a Form W-8BEN, which may be obtained from the Exchange Agent. Backup withholding is not an additional tax. Amounts so withheld can be refunded or credited against the United States federal income tax liability of a Non-United States holder, provided appropriate information is forwarded to the IRS.

Regulatory Approvals

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), certain acquisitions may not be consummated unless certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and certain waiting period requirements have been satisfied. Because Parent already owns more than 50% of the equity of the Company, the Company believes that the HSR Act is not applicable to the Merger.

     The Company and its subsidiaries own property and conduct business in a number of foreign countries. In connection with the Merger, the laws of certain of these foreign countries may require the filing of information with, or the obtaining of the approval of, governmental authorities therein. Parent and the Company intend to take such action as such laws may require, but no assurance can be given that such approvals will be obtained. If any action is taken prior to completion of the Merger by any such government or governmental authority, Parent and the Company may not be obligated to complete the Merger. See "The Merger Agreement--Conditions to the Merger."

Certain Litigation

     Two purported class actions have been filed in the Civil District Court for the Parish of Orleans, State of Louisiana, by alleged public shareholders of the Company, which challenge negotiations between the Company and Parent concerning a potential transaction.

     On or around March 17, 1999, an action styled Pasternac, et al. v. William
J. Johnson, Robert H. Rawle, Roger E. Tetrault, Rick L. Burdick, Richard E. Woolbert, Robert L. Howard, Sean C. O'Keefe, Cedric Ritchie, McDermott International, Inc. and J. Ray McDermott, S.A., No. 99-4195, was filed in the Parish of Orleans Civil District Court by certain alleged shareholders of the Company. The complaint in the Pasternac action challenges Parent's Initial Proposal in which each share of the Company not already owned by Parent would have been exchanged for 1.15 shares of common stock of Parent. The Pasternac complaint alleges that, as an approximately 63% shareholder of the Company, Parent owed fiduciary duties to the public shareholders of the Company and that the proposal breached those duties, allegedly because the proposal placed undue pressure on the Company board of directors, Parent used confidential information of the Company in formulating the proposal and the consideration offered by Parent in the proposal was unfair and inadequate. The complaint also alleges that the members of the Company board of directors are not independent of Parent and are therefore incapable of representing the Company's public shareholders in any negotiations with Parent. The complaint seeks to proceed as a class action, seeks preliminary and permanent injunctive relief against the transaction proposed by Parent, seeks compensatory and rescissory damages in an unspecified amount and seeks plaintiffs' costs in bringing the action. By agreement with plaintiffs' counsel, the time for a response to the complaint in the Pasternac action has been adjourned, subject to reinstatement by plaintiffs on twenty-days' notice.

     On or around April 7, 1999, a second action styled Hill v. J. Ray McDermott, S.A., McDermott International, Inc., Roger E. Tetrault, Rick L. Burdick, Robert L. Howard, William J. Johnson, Sean Charles O'Keefe, Robert H. Rawle, Cedric E. Ritchie, Richard E. Woolbert and John Doe, No. 99-5595, was filed in the Parish of Orleans Civil District Court. The complaint in the Hill action makes allegations similar to those of the Pasternac complaint, and also alleges that certain members of the Company board of directors have conflicts of interest in considering any transaction with Parent because of their alleged shareholdings in Parent. As in the Pasternac action, the Hill complaint seeks to proceed as a class action, seeks preliminary and permanent injunctive relief against the transaction proposed by Parent, seeks compensatory and rescissory damages in an unspecified amount and seeks plaintiffs' costs in bringing the action. By agreement with plaintiffs' counsel, the time for a response to the complaint in the Hill action has been adjourned, subject to reinstatement by plaintiffs on twenty-one days' notice.

     On May 7, 1999, the Court entered an order consolidating the two actions under the caption In re J. Ray McDermott Shareholder Litigation. Parent and the Company believe that the actions are without merit and intend to contest these suits vigorously.

Financing of the Offer and the Merger

     The total amount of funds required by Parent and Acquisition Sub to consummate the Offer and the Merger and to pay related fees and expenses is estimated to be approximately $560 million. The Offer was not and the Merger is not conditioned on obtaining financing. Parent expects that it will obtain the funds required to consummate the Merger and to pay remaining fees and expenses from cash on hand and from a new senior secured term loan facility entered into by Parent in connection with the Offer in the amount of $525 million (the "Facility") with Citibank, N.A.

     Citibank, N.A. may act either as sole lender under the Facility or syndicate all or a portion of the Facility to a group of financial institutions. The Facility contains customary representations, warranties, covenants and events of default. The Facility also includes financial covenants that:

     . require Parent to maintain a minimum consolidated tangible net worth of not less than $250,000,000,

     .    limit Parent's ability to pay dividends, and

     . require Parent, the Company and certain other subsidiaries of Parent to maintain cash, cash equivalents and investments in debt securities of at least $575,000,000 at all times.

     The Facility is secured by a first priority pledge of all capital stock of Acquisition Sub and the Company and securities convertible into capital stock of Acquisition Sub and the Company held or acquired by Parent or any of its subsidiaries.

     All borrowings under the Facility will mature no later than September 30, 1999. Upon consummation of the Merger, the commitments will terminate and Parent will cause the Company to declare and distribute a dividend and/or provide a loan to Parent in an aggregate amount that, together with the available cash of Parent, is sufficient to repay all outstanding loans under the Facility, and Parent will apply all such proceeds to such repayment.

                             THE MERGER AGREEMENT

     The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A. The summary is qualified by reference to the Merger Agreement. We urge you to read the Merger Agreement in its entirety.

The Offer

     The Merger Agreement provided for the making of the Offer. The Offer expired at 12:00 midnight, New York City time, on June 10, 1999, and Acquisition Sub subsequently purchased all of the 14,353,490 Shares tendered. As a result, Parent beneficially owns approximately 99% of the Shares as of the date of this Information Statement.

The Merger

     The Merger Agreement provides that as promptly as practicable after all conditions to the Merger set forth therein have been satisfied or, to the extent permitted thereunder, waived, Acquisition Sub will be merged into the Company in accordance with Panama Law. As a result of the Merger, the separate existence of Acquisition Sub will cease, and the Company will continue as the Surviving Corporation. Pursuant to the Merger, each Share outstanding immediately prior to the Effective Time (other than Shares beneficially owned by Parent) will be converted into the right to receive the Merger Consideration. Each Share and each Preferred Share held by the Company as treasury stock or owned by Parent or any of its subsidiaries immediately prior to the Effective Time will be canceled and retired, and no payment will be made with respect thereto. Each share of common stock of Acquisition Sub outstanding immediately prior to the Effective Time will be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted (all such shares so converted shall constitute the only outstanding shares of capital stock of the Surviving Corporation). Upon consummation of the Merger, the officers of the Company will continue as the officers of the Surviving Company, and the directors of Acquisition Sub will become directors of the Surviving Company.

     Each of Acquisition Sub and Parent will be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to the Merger Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law.

     Stock Options

     The Company has outstanding options to purchase Shares ("Company Stock Options") under certain employee and director stock compensation plans, including a Restated 1994 Executive Long-Term Incentive Compensation Plan (the "1994 Plan") and a Non-Employee Director Stock Plan (the "Directors Plan").

     Under the Merger Agreement, Company Stock Options, whether or not exercisable or vested, will be adjusted as necessary so that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to purchase shares of Parent Stock, on the same terms and conditions as were applicable under such Company Stock Option, except as set forth below (each, as so adjusted, an "Adjusted Option"). Each Adjusted Option shall be fully vested and will entitle the holder to purchase a number of shares of Parent Stock having an aggregate market value, as of the Effective Time, equal to the product of the number of Shares purchasable pursuant to the applicable Company Stock Option and the Merger Consideration. The exercise price per share of Parent Stock under each Adjusted Option shall be equal to (A) the aggregate exercise price for the Shares purchasable pursuant to the applicable Company Stock Option divided by

(B) the aggregate number of shares of Parent Stock deemed purchasable pursuant to such Adjusted Stock Option. Any fractional share of Parent Stock resulting from the foregoing adjustment of a Company Stock Option shall be rounded down to the nearest whole share.

     Restricted Shares

     Under the 1994 Plan and Directors Plan, the Company granted to its officers and directors Shares subject to transfer restrictions and forfeiture provisions ("Restricted Shares"). Restricted Shares granted to officers generally vest 50% at the end of five years with the remaining 50% vesting between the third and tenth anniversary of the date of grant based upon the Company's financial performance. Restricted Shares granted to directors vest at the end of the director's term. Officers and directors pay $1.00 for each Restricted Share and receive dividends paid on and are entitled to vote such shares prior to vesting.

     Under the Merger Agreement, the Company will provide, as soon as practicable, each person who holds Restricted Shares the opportunity to make an irrevocable election either to (i) receive a cash payment, as of the Effective Time, in respect of such Restricted Shares (whether or not vested) or (ii) receive a replacement award (a "Replacement Restricted Award"), as of the Effective Time, of Parent Stock having an aggregate fair market value (as of the Effective Time) equal to the product of (A) the number of Restricted Shares to which such Replacement Restricted Award relates and (B) the Merger Consideration. Each Replacement Restricted Award will be issued on the same terms, and subject to identical restrictions, as applied to the Restricted Shares to which such Replacement Restricted Award relates (without taking into account any accelerated vesting as a result of the Merger).

     Performance Shares

     Under the 1994 Plan, the Company made notional grants of Restricted Shares, which are subject to adjustment based upon future stock performance ("Performance Shares"), to its officers. No Restricted Shares are issued by the Company at the time of the grant. The number of Restricted Shares actually received by an officer, if any, is determined on the second anniversary of the grant date by calculating the difference between the fair market value of a Share (based upon the preceding 30 trading day average) and the fair market value of the Shares on the grant date. The difference is multiplied by that number of Restricted Shares in an officer's notional grant and the resulting product is divided by the fair market value of a Share as of the second anniversary of the grant date, calculated as described above. The resulting number is added to (in the case of an increase in share price) or subtracted from (in the case of a decrease in share price) the number of Restricted Shares in an officer's notional grant. The notional grant, as adjusted (to the extent not reduced to zero), is then issued to the officer as Restricted Shares on the second anniversary of the grant date, for which the officer is required to pay $1.00 per share. The Restricted Shares vest two years thereafter, during which they are nontransferable and are subject to forfeiture prior to vesting.

     Under the Merger Agreement, the Company will provide, as soon as practicable, each person who holds Performance Shares the opportunity to make an irrevocable election either to (i) receive a cash payment, as of the Effective Time, in respect of such Performance Shares or (ii) receive a replacement award (a "Replacement Performance Award"), as of the Effective Time, of Restricted Shares of Parent Stock and having the following terms. Each Replacement Performance Award will represent that number of shares of Parent Stock having an aggregate fair market value, as of the Effective Time, equal to the product of
(A) the number of notional Performance Shares originally granted and (B) the Merger Consideration. Each Replacement Performance Award will be subject to a two-year vesting period upon terms identical to those that apply, under the 1994 Plan, to Performance Shares as of the end of the initial two-year measurement period.

     The Parent Board or the Compensation Committee of the Parent Board will at or prior to the Effective Time adopt resolutions specifically approving, for purposes of Rule 16b-3 under the 1934 Act, the receipt pursuant to the Merger Agreement of Parent Stock and Adjusted Options by officers and directors of the Company who will become officers or directors of the Parent subject to Rule 16b-3.

     For purposes of the immediately preceding three sections ("The Merger Agreement--The Merger--Stock Options", "--Restricted Shares" and "--Performance Shares"), the market value of a share of Parent Stock as of the Effective Time will be deemed to be the closing sale price of such share on the NYSE on the trading day immediately preceding the Effective Time.

Representations and Warranties

     The Merger Agreement contains various customary representations and warranties of the parties thereto, including, without limitation, representations (i) by the Company and Parent as to corporate status, the authorization and the enforceability of the Merger Agreement against each such party, and absence of contravention due to execution and performance under the Merger Agreement, (ii) by the Company as to its governmental authorization, capitalization, compliance with law, the accuracy of financial statements and filings with the SEC, absence of undisclosed material liabilities or litigation and the absence of certain changes or events concerning the Company's business from December 31, 1998 and (iii) by Parent as to its governmental authorization, the accuracy of the Offer to Purchase with respect to the Offer, and the availability at the expiration of the Offer of cash sufficient to consummate the Offer and the Merger and to pay all expenses in connection with the Offer and Merger. The representations and warranties contained in the Merger Agreement will not survive the Effective Time.

Covenants

     The Merger Agreement contains various customary covenants of the parties thereto. A description of certain of these covenants follows:

          Conduct of Business. From the date of the Merger Agreement until the Effective Time, the Company and its subsidiaries will conduct their business in the ordinary course consistent with past practice and will use their commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date of the Merger Agreement until the Effective Time, except as consented to in writing by Parent, the Company has agreed that:

          (a) the Company will not adopt or propose any change to its certificate of incorporation or bylaws;

          (b) the Company will not, and will not permit any of its subsidiaries to, merge or consolidate with any other person or acquire a material amount of stock or assets of any other person;

          (c) the Company will not, and will not permit any of its subsidiaries to, sell, lease, license or otherwise dispose of any significant subsidiary or any material amount of assets or property except pursuant to existing contracts or commitments and in the ordinary course consistent with past practice;

          (d) the Company will not, and will not permit any of its subsidiaries to, take any action that would make any representation and warranty of the Company under the Merger Agreement inaccurate in any respect at, or as of any time prior to, the Effective Time; and

          (e) the Company will not, and will not permit any of its subsidiaries to, agree or commit to do any of the foregoing.

     Shareholder Meeting. The Company will cause a meeting of its shareholders (the "Company Shareholder Meeting") to be duly called and held as soon as reasonably practicable after consummation of the Offer for the purpose of voting on the approval and adoption of the Merger Agreement and the Merger. In connection with such meeting, the Company will use its commercially reasonable efforts to obtain the necessary approvals by its shareholders of the Merger Agreement and the transactions contemplated thereby and otherwise comply with all legal requirements applicable to such meeting.

     Except as provided in the next sentence, the Company Board will recommend the Offer and the approval and adoption of the Merger Agreement and the Merger by the Company's shareholders. The Independent Committee shall be permitted to withdraw, or modify in a manner adverse to Parent, its recommendation to its shareholders, if (i) the Company has complied with the terms of the "No Solicitation" covenant below, (ii) the Independent Committee determines in good faith (after consultation with independent legal counsel) that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law and (iii) the Independent Committee shall have delivered to Parent a prior written notice advising Parent that it intends to take such action.

     No Solicitation. From the date of the Merger Agreement until the termination thereof, the Company will not, and will cause its subsidiaries and the officers, directors, employees and other agents and advisors of the Company and its subsidiaries not to, directly or indirectly, (i) take any action to solicit, initiate or encourage the submission of any Acquisition Proposal or
(ii) disclose any nonpublic information relating to, or afford access to the properties, books or records of, the Company or any of its subsidiaries to, or engage in any discussions or negotiations with, any person who is considering making or has made an Acquisition Proposal; provided that the Company may furnish nonpublic information or afford access to properties, books and records to any person who is considering making or has made an Acquisition Proposal and may negotiate or otherwise engage in substantive discussions with any person who has made an Acquisition Proposal if (w) the Company has complied with the foregoing terms of this covenant, (x) the Independent Committee determines in good faith (after consultation with independent legal counsel) that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, (y) such person executes a confidentiality agreement on terms no less favorable to the Company than those contained in the Merger Agreement and (z) the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. Nothing contained in the Merger Agreement shall prevent the Company Board from complying with Rule 14e-2 under the 1934 Act with respect to any Acquisition Proposal. "Acquisition Proposal" means any offer or proposal for a merger, consolidation, share exchange, business combination or other similar transaction involving the Company or any of its subsidiaries or the acquisition of any substantial equity interest in or substantial portion of the assets of the Company or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement.

     The Company will notify Parent promptly (but in no event later than 24 hours) after receipt by the Company, or any of its advisors, of any Acquisition Proposal or any request for nonpublic information relating to, or access to the properties, books or records of, the Company or any of its subsidiaries by any person who is considering making or has made an Acquisition Proposal. The Company shall identify the person making, and the terms and conditions of, any such Acquisition Proposal or request. The Company shall keep Parent fully informed, on a current basis, of the status and details of any such Acquisition Proposal or request.

     Director and Officer Liability. After the Effective Time, the Surviving Corporation will indemnify and hold harmless the present and former officers and directors of the Company (each an "Indemnified Person") in respect of acts or omissions occurring at or prior to the Effective Time to the extent required under Panama Law or provided under the Company's certificate of incorporation and bylaws or any agreement any Indemnified Person may have with the Company, in each case, as in effect on the date of the Merger Agreement; provided that such indemnification will be subject to any limitation imposed from time to time under applicable law.

     For six years after the Effective Time, the Surviving Corporation will provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the Merger Agreement; provided that, in satisfying its obligation under this covenant, the Surviving Corporation will not be obligated to pay premiums in excess of 200% of the amount per annum the Company paid in its last full fiscal year.

     The rights of each Indemnified Person under this covenant shall be in addition to any rights such person may have under the certificate of incorporation or bylaws of the Company or any of its subsidiaries, under Panama Law or under any agreement any Indemnified Person may have with the Company. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

     Best Efforts. Pursuant to the terms and conditions of the Merger Agreement, the Company and Parent shall use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the Merger Agreement.

     Public Announcements. The Merger Agreement provides that Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to the Merger Agreement and the transactions contemplated thereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

     Other

     Parent will not, and will cause its subsidiaries not to, directly or indirectly, take any action to knowingly cause the Company to violate its representations, warranties or covenants under the Merger Agreement.

     The Merger Agreement provides that Parent is entitled to designate a number of directors (rounded to the nearest whole number) to the Board of Directors of the Company that equals the product of (i) the total number of directors on the Company Board and (ii) the percentage that the number of Shares beneficially owned by Parent bears to the total number of outstanding Shares, and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Board, including, without limitation, increasing the number of directors, and seeking and accepting resignations of incumbent directors. Parent has indicated to the Company that it has no present intention to replace or elect any new director to the Board during the period between the consummation of the Offer and the consummation of the Merger, although Parent could change its intention at any time, subject to compliance with applicable legal requirements including Rule 14(f) of the Securities Exchange Act and the rules and regulations promulgated thereunder.

     Until the Merger is completed or abandoned, Parent has agreed to take all actions necessary to permit the Independent Committee to continue in existence without diminution of its powers or duties and to continue to keep as its members only those directors serving on the Independent Committee on May 7, 1999, or any successors selected (with the written consent of a majority of the other members of the Independent Committee) by the Company Board who are not otherwise employed by Parent or its affiliates.

Conditions to the Merger

     The Merger Agreement provides that the obligations of the Company, Parent and Acquisition Sub to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) the Merger Agreement shall have been approved and adopted by the shareholders of the Company in accordance with Panama Law and applicable listing requirements;

          (b) Acquisition Sub shall have purchased Shares pursuant to the Offer;

          (c) no preliminary or permanent injunction or other order, decree or ruling by any court or governmental body or regulatory authority in the United States or the Republic of Panama, which prevents consummation of the Merger or the payment of the Merger Consideration, will have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order, decree or ruling lifted); and

          (d) no statute, rule or regulation of any government or governmental agency in the United States or the Republic of Panama will prevent the consummation of the Merger or the payment of the Merger Consideration or make the consummation of the Merger or the payment of the Merger Consideration illegal.

Termination

     The Merger Agreement provides that it may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by the shareholders of the Company):

          (a)  by mutual written agreement of the Company and Parent;

          (b)  by either the Company or Parent, if:

               (i) the Offer has not been consummated on or before July 31, 1999, provided that the right to terminate the Merger Agreement under this subparagraph will not be available to any party whose breach of any provision of the Merger Agreement results in the failure of the Offer to be consummated by such time; or

               (ii) there shall be any law or regulation that makes acceptance for payment of, and payment for, the Shares pursuant to the Offer or consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining Acquisition Sub from accepting for payment of, and paying for, the Shares pursuant to the Offer or Company or Parent from consummating the Merger and such judgment, injunction, order or decree shall have become final and nonappealable; provided, however, that the party seeking to terminate the Merger Agreement under this subparagraph will have used commercially reasonable best efforts to remove any such judgment, injunction, order or decree; or

          (c) by Parent, if prior to the acceptance for payment of Shares under the Offer, (i) the Company Board will have failed to recommend, or will have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Offer or the Merger or (ii) the Company will have failed to perform in all material respects its obligations hereunder.

     The Merger Agreement provides that if it is terminated, it will become void and of no effect with no liability on the part of any party (or any shareholder, director, officer, employee or other agent or advisor of such party) to the other party thereto, except that, if such termination is the result from the willful failure of either party to fulfill a condition to the performance of the obligations of the other party or the failure of either party to perform a covenant under the Merger Agreement, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure.

Fees and Expenses

     Except as provided in the following sentence, all costs and expenses incurred in connection with the Merger Agreement shall be paid by the party incurring such cost or expense.

     The Merger Agreement provides that the Company will pay Parent a fee in immediately available funds equal to $10 million promptly, but in no event later than two business days, after a termination of the Merger Agreement by Parent pursuant to subparagraph (c) above under "Termination".

Amendments and Waivers

     Any provision of the Merger Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the adoption of the Merger Agreement by the Company's shareholders and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for any Shares.

     No failure or delay by any party in exercising any right, power or privilege under the Merger Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Merger Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

Confidentiality Agreement

     On February 17, 1999, Parent and the Company entered into a confidentiality agreement (the "Confidentiality Agreement"), under which Parent agreed to provide to the Company certain confidential information. Pursuant to the Confidentiality Agreement, the Company agreed that it and its representatives would treat all nonpublic information received from Parent under the Confidentiality Agreement in confidence, except to the extent that disclosure would be required in connection with a transaction under applicable securities laws and as would be consistent with applicable fiduciary duties. A copy of the Confidentiality Agreement is filed as an exhibit to the Schedule 14D-1 and incorporated herein by reference, and the foregoing summary of the Confidentiality Agreement is qualified in its entirety by reference thereto.

                      SECURITY OWNERSHIP OF DIRECTORS AND
                       EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth information as to beneficial ownership of Shares of each director and executive officer of the Company as of June 15, 1999. The business address of each director and executive officer of the Company is 1450 Poydras Street, New Orleans, Louisiana 70112. Pursuant to the Offer, each of these directors and executive officers tendered all of their Shares, other than those beneficially owned as a result of certain stock options or as described in the notes to this table. The treatment of Company Stock Options, Restricted Shares and Performance Shares in the Merger is described under "The Merger Agreement--The Merger." No director or executive officer of the Company beneficially owns more than 1% of the outstanding Shares.

                                                              Beneficial
                                                              Ownership
                                                                 of
                      Name                                    Shares (1)
               --------------------                          -------------
               Rick L. Burdick.......................            700   (2)
               Gary W. Drinkwater....................         30,400   (3)
               Daniel R. Gaubert.....................         18,840   (4)
               Robert L. Howard......................          1,200   (5)
               William J. Johnson....................          1,100   (6)
               S. Wayne Murphy.......................         12,140   (7)
               Kurt S. Nelson........................         35,460   (8)
               Fred R. Oehrlein......................         32,827   (9)
               Sean C. O'Keefe.......................            300  (10)
               Robert H. Rawle.......................         60,383  (11)
               Cedric E. Ritchie.....................          1,600  (12)
               Roger E. Tetrault.....................         80,493  (13)
               Richard E. Woolbert...................         30,550  (14)
               J. Rod Woolsey........................             --
               All directors and executive officers
                 as a group (14 persons).............        305,993

(1) Shares beneficially owned include all stock options (including those that will become exercisable in connection with the Merger).

(2) Shares owned by Mr. Burdick include 200 Shares that may be acquired upon the exercise of stock options as described in footnote (1) above, and 500 restricted Shares as to which he has sole voting power but no dispositive power.

(3) All 30,400 Shares owned by Mr. Drinkwater relate to Shares that may be acquired upon the exercise of stock options as described in footnote (1) above.

(4) Shares owned by Mr. Gaubert include 16,800 Shares that may be acquired upon the exercise of stock options as described in footnote (1) above, and 2,040 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.

(5) Shares owned by Mr. Howard include 800 Shares that may be acquired upon the exercise of stock options as described in footnote (1) above, and 400 restricted Shares as to which he has sole voting power but no dispositive power.

(6) Shares owned by Mr. Johnson include 800 Shares that may be acquired upon the exercise of stock options as described in footnote (1) above, and 300 restricted Shares as to which he has sole voting power but no dispositive power.

(7) Shares owned by Mr. Murphy include 11,390 Shares that may be acquired upon the exercise of stock options as described in footnote (1) above, and 750 restricted shares of Common Stock as to which he has sole voting power but no dispositive power.

(8) Shares owned by Mr. Nelson include 31,260 Shares that may be acquired upon the exercise of stock options as described in footnote (1) above, and 4,200 restricted Shares as to which he has sole voting power but no dispositive power.

(9) Shares owned by Mr. Oehrlein include 26,317 Shares that may be acquired upon the exercise of stock options as described in footnote (1) above, and 6,510 restricted Shares as to which he has sole voting power but no dispositive power.

(10) Shares owned by Mr. O'Keefe include 200 Shares that may be acquired upon the exercise of stock options as described in footnote (1) above, and 100 restricted Shares as to which he has sole voting power but no dispositive power.

(11) Shares owned by Mr. Rawle include 50,083 Shares that may be acquired upon the exercise of stock options as described in footnote (1) above, and 5,300 restricted Shares as to which he has sole voting power but no dispositive power.

(12) Shares owned by Mr. Ritchie include 1,200 Shares that may be acquired upon the exercise of stock options as described in footnote (1) above, and 400 restricted Shares as to which he has sole voting power but no dispositive power.

(13) Shares owned by Mr. Tetrault include 72,393 Shares that may be acquired upon the exercise of stock options as described in footnote (1) above, and 8,100 Restricted Shares as to which he has sole voting power but no dispositive power.

(14) All 30,550 Shares owned by Mr. Woolbert relate to Shares that may be acquired upon the exercise of stock options as described in footnote (1) above.

                             SECURITY OWNERSHIP OF
                           CERTAIN BENEFICIAL OWNERS

     The following table furnishes information concerning all persons known to the Company to beneficially own 5% or more of any class of voting stock of the Company as of June 15, 1999.

Title of Class     Name and Address of Beneficial Owner  Shares Owned  Percent of Class
--------------     ------------------------------------  ------------  ----------------
Common Stock       McDermott International, Inc.          39,021,787                99%
                   McDermott Acquisition Company, Inc.
                   1450 Poydras Street
                   New Orleans, LA 70112-6050

Series A $2.25     McDermott International, Inc.           3,200,000               100%
Cumulative         1450 Poydras Street
Convertible        New Orleans, LA 70112-6050
Preferred Stock


                            INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") served as the Company's independent accountants for the fiscal year ended March 31, 1999 and serves as the Company's independent accountants for the current fiscal year. Representatives of PricewaterhouseCoopers are expected to be present at the Special Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; the SEC's regional offices located at Seven World Trade Center, New York, New York 10048, and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you without re-printing the information in this Information Statement by referring you to prior and future filings with the SEC. The information we incorporate by reference is an important part of this Information Statement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference our annual report on Form 10-K for the fiscal year ended March 31, 1999, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     You may request a copy of these filings (other than an exhibit to any of these filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

          J. Ray McDermott, S.A.
          P.O. Box 61961
          New Orleans, Louisiana 70161-1961
          Attention:   Corporate Secretary
          Telephone: (504) 587-5300

     You should rely only on the information we have provided or incorporated by reference in this Information Statement or any supplement. We have not authorized any person to provide information other than that provided here. We have not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement or any supplement is accurate as of any date other than the date on the front of the document.


                  FORWARD-LOOKING STATEMENTS AND INFORMATION

     This Information Statement, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "estimates," "believes," "anticipates," "intends," "plans," "budgets," "predicts," "estimates" and similar expressions.

     We have based the forward-looking statements relating to our operations on our current expectations, estimates and projections about the Company and the offshore oil and natural gas service and marine pipeline and construction industry in general. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements.

                                        By Order of the Board of Directors,

                                        /s/ S. Wayne Murphy
                                        -------------------
                                        S. Wayne Murphy
                                        Secretary

Dated:  ________ ___, 1999

                                                                         ANNEX A



                         AGREEMENT AND PLAN OF MERGER

                                  dated as of

                                  May 7, 1999

                                    between

                            J. RAY MCDERMOTT, S.A.

                                      and

                         MCDERMOTT INTERNATIONAL, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                                                           PAGE
                                                                                                           ----
ARTICLE 1     THE OFFER..............................................................................       A-1
      SECTION 1.01. The Offer........................................................................       A-1
      SECTION 1.02. Company Action...................................................................       A-1
      SECTION 1.03. Directors........................................................................       A-2

ARTICLE 2     THE MERGER.............................................................................       A-2
      SECTION 2.01. The Merger.......................................................................       A-2
      SECTION 2.02. Conversion of Shares.............................................................       A-3
      SECTION 2.03. Surrender and Payment............................................................       A-3
      SECTION 2.04. Stock Options....................................................................       A-4
      SECTION 2.05. Restricted Shares and Performance Shares.........................................       A-4
      SECTION 2.06. Board Approval...................................................................       A-5
      SECTION 2.07. Withholding Rights...............................................................       A-5

ARTICLE 3     THE SURVIVING CORPORATION..............................................................       A-5
      SECTION 3.01. Certificate of Incorporation.....................................................       A-5
      SECTION 3.02. Bylaws...........................................................................       A-6
      SECTION 3.03. Directors and Officers...........................................................       A-6

ARTICLE 4     REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................       A-6
      SECTION 4.01. Corporate Existence and Power....................................................       A-6
      SECTION 4.02. Corporate Authorization..........................................................       A-6
      SECTION 4.03. Governmental Authorization.......................................................       A-6
      SECTION 4.04. Non-Contravention................................................................       A-6
      SECTION 4.05. Capitalization...................................................................       A-7
      SECTION 4.06. Subsidiaries.....................................................................       A-7
      SECTION 4.07. SEC Filings......................................................................       A-7
      SECTION 4.08. Financial Statements.............................................................       A-8
      SECTION 4.09. Disclosure Documents.............................................................       A-8
      SECTION 4.10. Absence of Certain Changes.......................................................       A-8
      SECTION 4.11. No Undisclosed Material Liabilities..............................................       A-10
      SECTION 4.12. Compliance with Laws and Court Orders............................................       A-10
      SECTION 4.13. Litigation.......................................................................       A-10
      SECTION 4.14. Finders' Fees....................................................................       A-10
      SECTION 4.15. Opinion of Financial Advisor.....................................................       A-10

ARTICLE 5     REPRESENTATIONS AND WARRANTIES OF PARENT...............................................       A-10
      SECTION 5.01. Corporate Existence and Power....................................................       A-10
      SECTION 5.02. Corporate Authorization..........................................................       A-11
      SECTION 5.03. Governmental Authorization.......................................................       A-11
      SECTION 5.04. Non-Contravention................................................................       A-11
      SECTION 5.05. Disclosure Documents.............................................................       A-11
      SECTION 5.06. Finders' Fees....................................................................       A-11
      SECTION 5.07. Financing........................................................................       A-12

ARTICLE 6     COVENANTS OF THE COMPANY...................................................................    A-12
      SECTION 6.01.  Conduct of the Company..............................................................    A-12
      SECTION 6.02.  Stockholder Meeting; Proxy Material.................................................    A-12
      SECTION 6.03.  No Solicitation.....................................................................    A-13

ARTICLE 7     COVENANTS OF PARENT........................................................................    A-13
      SECTION 7.01.  Certain Obligations of Parent.......................................................    A-13
      SECTION 7.02.  Voting of Shares....................................................................    A-13
      SECTION 7.03.  Director and Officer Liability......................................................    A-13

ARTICLE 8     COVENANTS OF PARENT AND THE COMPANY........................................................    A-14
      SECTION 8.01.  Best Efforts........................................................................    A-14
      SECTION 8.02.  Certain Filings.....................................................................    A-14
      SECTION 8.03.  Public Announcements................................................................    A-14
      SECTION 8.04.  Further Assurances..................................................................    A-15
      SECTION 8.05.  Access to Information...............................................................    A-15
      SECTION 8.06.  Notices of Certain Events...........................................................    A-15
      SECTION 8.07.  Confidentiality.....................................................................    A-15

ARTICLE 9     CONDITIONS TO THE MERGER...................................................................    A-16
      SECTION 9.01.  Conditions to Obligations of Each Party.............................................    A-16

ARTICLE 10    TERMINATION................................................................................    A-16
      SECTION 10.01. Termination.........................................................................    A-16
      SECTION 10.02. Effect of Termination...............................................................    A-17

ARTICLE 11    MISCELLANEOUS..............................................................................    A-17
      SECTION 11.01. Notices.............................................................................    A-18
      SECTION 11.02. Survival of Representations and Warranties..........................................    A-18
      SECTION 11.03. Amendments; No Waivers..............................................................    A-18
      SECTION 11.04. Expenses............................................................................    A-18
      SECTION 11.05. Successors and Assigns..............................................................    A-18
      SECTION 11.06. Governing Law.......................................................................    A-18
      SECTION 11.07. Jurisdiction........................................................................    A-18
      SECTION 11.08. WAIVER OF JURY TRIAL................................................................    A-19
      SECTION 11.09. Counterparts; Effectiveness.........................................................    A-19
      SECTION 11.10. Entire Agreement....................................................................    A-19
      SECTION 11.11. Captions............................................................................    A-19
      SECTION 11.12. Severability........................................................................    A-19
      SECTION 11.13. Specific Performance................................................................    A-19
      SECTION 11.14. Definitions and Usage...............................................................    A-19

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of May 7, 1999 between J. Ray McDermott, S.A., a corporation organized under the laws of the Republic of Panama (the "Company"), and McDermott International, Inc., a corporation organized under the laws of the Republic of Panama ("Parent").

     The parties hereto agree as follows:

                                   ARTICLE 1
                                   The Offer

     Section 1.01. The Offer. (a) Provided that nothing shall have occurred that would result in a failure to satisfy any of the conditions set forth in Annex I hereto, as promptly as practicable after the date hereof, but in no event later than five business days following the public announcement of the terms of this Agreement, a wholly-owned subsidiary of Parent to be organized under the laws of the Republic of Panama ("Merger Subsidiary") shall commence an offer (the "Offer") to purchase all of the outstanding shares of Common Stock (other than shares beneficially owned by Parent) at a price of $35.62 per share of Common Stock ("Common Share Price"), net to the seller in cash. The Offer shall be subject to the condition that there shall be validly tendered in accordance with the terms of the Offer, prior to the expiration date of the Offer and not withdrawn, a number of shares of Common Stock that represents at least a majority of the outstanding shares of Common Stock (other than shares beneficially owned by Parent) (the "Minimum Condition") and to the other conditions set forth in Annex I hereto. Merger Subsidiary expressly reserves the right to waive any of the conditions to the Offer and to make any change in the terms or conditions of the Offer, provided that no change may be made that, without the prior written consent of the Company, waives the Minimum Condition, changes the form of consideration to be paid, decreases the price per share of Common Stock or the number of shares of Common Stock sought in the Offer or imposes conditions to the Offer in addition to those set forth in Annex I. "Common Stock" means the common stock, par value $0.01 per share, of the Company.

     (b) As soon as practicable on the date of commencement of the Offer, Merger Subsidiary shall file with the Securities and Exchange Commission ("SEC") a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer, which will contain the offer to purchase and form of the related letter of transmittal and summary advertisement (such Schedule 14D-1 and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents") and shall, as and to the extent required by applicable federal securities laws, disseminate the Offer Documents to the holders of Common Stock. Parent and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Merger Subsidiary agrees to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the Offer Documents as so corrected to be disseminated to holders of Common Stock, in each case as and to the extent required by applicable federal securities laws.

     Section 1.02. Company Action. (a) The Company hereby consents to the Offer and represents that its Board of Directors, at a meeting duly called and held has (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the Company's stockholders (other than Parent), (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in accordance with the laws of the Republic of Panama ("Panama Law") and
(iii) resolved (subject to Section 6.02(b)) to recommend acceptance of the Offer
                                   --------
and approval and adoption of this Agreement and the Merger by its stockholders. The Company further represents that Simmons & Company International has delivered to the Company's Board of Directors its opinion that the consideration to be paid in the Offer and the Merger is fair to the holders of Common Stock (other than Parent) from a financial point of view. The Company will promptly furnish Parent with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Common Stock and lists of securities positions of Common Stock held in stock depositories, in each case true and correct as of the most recent practicable date, and will provide to Parent such additional information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent may reasonably request in connection with the Offer. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Merger Subsidiary and each of their affiliates, associates, employees, agents and advisors shall hold in confidence the information contained in any such lists, labels, listings or files, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated and if the Company so requests, shall deliver, and shall use their reasonable efforts to cause their affiliates, associates, employees, agents and advisors to deliver, to the Company all copies and any extracts or summaries from such information then in their possession or control.

     (b) As soon as practicable after the time that the Offer is commenced, the Company shall file with the SEC and disseminate to holders of shares of Common Stock, in each case as and to the extent required by applicable federal securities laws, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that shall reflect the recommendations of the Company's Board of Directors referred to above. The Company and Parent each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of shares of Common Stock, in each case as and to the extent required by applicable federal securities laws.

     Section 1.03. Directors. (a) Effective upon the acceptance for payment of shares of Common Stock pursuant to the Offer, Parent shall be entitled to designate the number of directors, rounded to the nearest whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors and (ii) the percentage that the number of shares of Common Stock beneficially owned by Parent bears to the total number of outstanding shares of Common Stock and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Company's Board of Directors, including, without limitation, increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such time, the Company will also use its best efforts to cause individuals designated by Parent to constitute the number of members, rounded to the nearest whole number, on (i) each committee of the Board of Directors of the Company (other than the Independent Committee) and (ii) each board of directors of each subsidiary of the Company (and each committee thereof) that represents the same percentage as such individuals represent on the Board of Directors of the Company.

     (b) The Company's obligations to appoint Parent's designees to the Company's Board of Directors shall be subject to Section 14(f) of the 1934 Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section. Parent shall supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

     (c) During the term of this Agreement, Parent will, and will cause all of its subsidiaries to, take all actions necessary to permit the Independent Committee to continue in existence without diminution of its powers or duties and its members to consist solely of the members thereof on the date hereof, or any successors selected (with the written consent of a majority of the members of the Independent Committee) by the Board of Directors of the Company who are not otherwise employed by Parent or its affiliates. Any amendment, waiver or extension of time by the Company hereunder, and any action taken by the Company or its Board of Directors in connection therewith, shall require the concurrence or consent of a majority of the members of the Independent Committee.

                                   ARTICLE 2
                                  The Merger

     Section 2.01. The Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with

Panama Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation").

     (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth herein, the Company and Merger Subsidiary will file a certificate of merger, in a form mutually acceptable to the Company and Parent and prepared and executed in accordance with the relevant provisions of Panama Law (the "Certificate of Merger"), with the Public Registry Office of the Republic of Panama and make all other filings or recordings required in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the Company's Certificate of Merger is recorded by the Public Registry Office of the Republic of Panama.

     (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Panama Law.

     Section 2.02. Conversion of Shares. At the Effective Time:

     (a) except as otherwise provided in Section 2.02(b), each share of Common
                                                 -------
Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $35.62 in cash or any higher price paid for each share of Common Stock pursuant to the Offer, without interest (the "Merger Consideration");

     (b) each share of Common Stock and each share of Series A $2.25 Cumulative Convertible Preferred Stock, $.01 par value, of the Company held by the Company as treasury stock or owned by Parent or any of its subsidiaries immediately prior to the Effective Time shall be canceled and retired, and no payment shall be made with respect thereto; and

     (c) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted (all such shares so converted shall constitute the only outstanding shares of capital stock of the Surviving Corporation).

     Section 2.03. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging certificates representing shares of Common Stock (the "Certificates") for the Merger Consideration. Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the shares of Common Stock. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of shares of Common Stock at the Effective Time a letter of transmittal and related instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange.

     (b) Each holder of shares of Common Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal if applicable, the Merger Consideration payable for each share of Common Stock represented by such Certificate. Until so surrendered, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration, without interest thereon.

     (c) If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no further registration of transfers of shares of Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article.

     (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of
                          -------
shares of Common Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged them for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such shares of Common Stock. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Common Stock represented by such Certificate, as contemplated by this Article.

     Section 2.04. Stock Options. (a) The terms of each outstanding option to purchase shares of Common Stock under any employee or director stock option or compensation plan or arrangement of the Company (a "Company Stock Option"), whether or not exercisable or vested, shall be adjusted as necessary so that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to purchase shares of common stock, $1.00 par value, of Parent ("Parent Stock"), on the same terms and conditions as were applicable under such Company Stock Option, except as set forth below (each, as so adjusted, an "Adjusted Option"). Each Adjusted Option shall be fully vested and shall entitle the holder to purchase a number of shares of Parent Stock having an aggregate market value, as of the Effective Time, equal to the aggregate market value of the shares of Common Stock purchasable pursuant to the applicable Company Stock Option. The exercise price per share of Parent Stock under each Adjusted Option shall be equal to (A) the aggregate exercise price for the shares of Common Stock purchasable pursuant to the applicable Company Stock Option divided by (B) the aggregate number of shares of Parent Stock deemed purchasable pursuant to such Adjusted Stock Option. Notwithstanding the foregoing, any fractional share of Parent Stock resulting from the foregoing adjustment of a Company Stock Option shall be rounded down to the nearest whole share. For purposes of this Section 2.04, the market value of a share of Parent Stock as of the Effective Time shall be deemed to be the closing sale price of such share on the New York Stock Exchange on the trading day immediately preceding the Effective Time. The market value of a share of Common Stock as of the Effective Time shall be deemed the Merger Consideration.

     (b) Prior to the Effective Time, the Company shall (i) make any amendments to the terms of such stock option or compensation plans or arrangements that are necessary to give effect to the transactions contemplated by this Section 2.04
                                                                          ----
and (ii) to the extent required, use its best efforts to obtain any consents from holders of Company Stock Options. At the Effective Time, except to the extent otherwise required by the existing stock option agreements, all references to the Company in the stock option agreements covering outstanding options to purchase Common Stock will be deemed to refer to Parent. Parent will assume all the Company's obligations with respect to those options as so amended and will, from and after the Effective Time, make available for issuance on exercise of those options all shares of Parent Stock covered thereby and maintain an effective registration statement under the Securities Act of 1933 (the "1933 Act") which covers those shares.

     Section 2.05. Restricted Shares and Performance Shares. (a) As soon as practicable after the date hereof, the Company shall provide each person who holds restricted shares of Common Stock ("Restricted Shares") under the J. Ray McDermott, S.A. Restated 1994 Executive Long-Term Incentive Compensation Plan (the "1994 Plan") or the J. Ray McDermott, S.A. Non-Employee Director Stock Plan the opportunity to make an irrevocable election either to: (i) receive a cash payment, as of the Effective Time, in respect of such Restricted Shares (whether or not then vested);

or (ii) receive a replacement award (a "Replacement Restricted Award"), as of the Effective Time, of Parent Stock having an aggregate fair market value (as of the Effective Time) equal to the product of (A) the number of Restricted Shares to which such Replacement Restricted Award relates and (B) the Merger Consideration. Each Replacement Restricted Award shall be issued on the same terms, and subject to identical restrictions, as applied to the Restricted Shares to which such Replacement Restricted Award relates (without taking into account any accelerated vesting as a result of the Merger).

     (b) As soon as practicable after the date hereof, the Company shall provide each person who holds performance restricted shares ("Performance Shares") under the 1994 Plan the opportunity to make an irrevocable election either to: (i) receive a cash payment, as of the Effective Time, in respect of such Performance Shares in accordance with the terms of Section 12.1 of the 1994 Plan; or (ii) receive a replacement award (a "Replacement Performance Award"), as of the Effective Time, of performance shares denominated in shares of Parent Stock and having the following terms. Each Replacement Performance Award shall represent the notional grant of a number of shares of Parent Stock having an aggregate fair market value, as of the Effective Time, equal to the product of (A) the number of notional shares of Common Stock originally granted pursuant to the Performance Shares to which such Replacement Restricted Award relates and (B) the Merger Consideration. Each Replacement Restricted Award shall be subject to a two-year vesting period upon terms identical to those that apply, under the 1994 Plan, to Performance Shares as of the end of the initial two-year measurement period.

     (c) Prior to the Effective Time, the Company shall make any amendments to the terms of such compensation plans or arrangements that are necessary to give effect to the transactions contemplated by this Section 2.05. At the Effective
                                                        ----
Time, except to the extent otherwise required by the existing restricted stock and performance share agreements, all references to the Company in the agreements covering Restricted Shares and Performance Shares will be deemed to refer to Parent. Parent will assume all the Company's obligations with respect to Restricted Shares and Performance Shares and will, from and after the Effective Time, make available for issuance as necessary all shares of Parent Stock covered by the Replacement Restricted Awards and Replacement Performance Awards and maintain an effective registration statement under the 1933 Act which covers those shares.

     (d) For purposes of this Section 2.05, the market value of a share of
                                      ----
Parent Stock as of the Effective Time shall be deemed to be the closing sale price of such share on the New York Stock Exchange on the trading day immediately preceding the Effective Time.

     Section 2.06. Board Approval. Parent agrees that the Parent Board of Directors or the Compensation Committee of the Parent Board of Directors shall at or prior to the Effective Time adopt resolutions specifically approving, for purposes of Rule 16b-3 under the Exchange Act of 1934 (the "1934 Act"), the receipt pursuant to Sections 2.04 and 2.05 of Adjusted Options and Parent Stock
                             ----     ----
by officers and directors of the Company who will become officers or directors of the Parent subject to Rule 16b-3.

     Section 2.07. Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to this Article such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock or options or other rights in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

                                   ARTICLE 3
                           The Surviving Corporation

     Section 3.01. Certificate of Incorporation. The certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with its terms and applicable law, provided that, at the Effective Time, such certificate of incorporation shall be amended to provide that the name of the corporation shall be J. Ray McDermott, S.A.

     Section 3.02. Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with its terms, the certificate of incorporation of the Surviving Corporation and applicable law.

     Section 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 4
                 Representations and Warranties of the Company

     Except as disclosed to Parent in writing prior to the date hereof, the Company represents and warrants to Parent that:

     Section 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of Panama and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for such matters as would not have, individually or in the aggregate, a material adverse effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not have, individually or in the aggregate, a material adverse effect on the Company. The Company has heretofore delivered to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as currently in effect.

     Section 4.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the required approval of the Company's stockholders in connection with the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of (i) the holders of two-thirds of the outstanding shares of the Series A $2.25 Cumulative Convertible Preferred Stock, $.01 par value, of the Company ("Preferred Stock"), voting separately as a class and (ii) the holders of two-thirds of the outstanding shares of Common Stock, voting separately as a class, are the only votes of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger. This Agreement constitutes a valid and binding agreement of the Company.

     Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than (i) the filing and recordation in the Public Registry Office of the Republic of Panama of the Certificate of Merger, (ii) compliance with any applicable requirements of the 1934 Act or any other securities laws (whether state or foreign) or any applicable provisions of Panama Law (including Executive Decree No. 18 of March 14, 1994 of the Republic of Panama), and (iii) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company or materially to impair the ability of the Company to consummate the transactions contemplated by this Agreement.

     Section 4.04. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation
           ----
or breach of any provision of any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its subsidiaries except, in the case of clauses (ii), (iii) and (iv), for such matters as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company or materially to impair the ability of the Company to consummate the transactions contemplated by this Agreement. "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.
     Section 4.05. Capitalization. (a) The authorized capital stock of the Company consists of 60,000,000 shares of common stock, $.01 par value, and 10,000,000 shares of preferred stock, $.01 par value, of which 3,200,000 shares are designated as Series A $2.25 Cumulative Convertible Preferred Stock. As of March 31, 1999, there were outstanding (i) 39,060,814 shares of Common Stock and employee and director options to purchase an aggregate of 839,471 shares of Common Stock (of which options to purchase an aggregate of 405,934 shares of Common Stock were exercisable) and (ii) 3,200,000 shares of Preferred Stock. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) Except as set forth in this Section 4.05 and for changes since March
                                             ----
31, 1999 resulting from the exercise of employee or director stock options or the conversion of Preferred Stock outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company,
(ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company or other obligation of the Company to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i),
(ii) or (iii) above.

         Section 4.06. Subsidiaries. (a) Each significant subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for such matters as would not have, individually or in the aggregate, a material adverse effect on the Company. Each such significant subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for such matters as would not have, individually or in the aggregate, a material adverse effect on the Company. All significant subsidiaries of the Company and their respective jurisdictions of incorporation are identified in the Company's annual report on Form 10-K for the fiscal year ended March 31, 1998 (the "Company 10-K").

     (b) Except as set forth in the Company SEC Documents filed prior to the date hereof, all of the outstanding capital stock of, or other voting securities or ownership interests in, each subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its subsidiaries, or other obligation of the Company or any of its subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any subsidiary of the Company. There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i) or (ii) above.

     Section 4.07. SEC Filings. (a) The Company has delivered to Parent (i) the Company's annual report on Form 10-K for its fiscal year ended March 31, 1998,
(ii) its quarterly reports on Form 10-Q for its fiscal quarters ended

June 30, 1998, September 30, 1998 and December 31, 1998, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since March 31, 1998 and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC pursuant to the 1933 Act or the 1934 Act, as the case may be, since March 31, 1998 (the documents referred to in this Section 4.07(a),
                                                                -------
collectively, the "Company SEC Documents"). The Company's quarterly report on Form 10-Q for its fiscal quarter ended December 31, 1998 is referred to herein as the "Company 10-Q".

     (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act or the 1934 Act, as the case may be. Each Company SEC Document filed pursuant to the 1934 Act did not, as of its filing date, and each Company SEC Document filed pursuant to the 1933 Act did not, as of the date it became effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 4.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents fairly present in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "Company Balance Sheet" means the consolidated balance sheet of the Company and its consolidated subsidiaries as of December 31, 1998 as set forth in the Company 10-Q and "Company Balance Sheet Date" means December 31, 1998.

     Section 4.09. Disclosure Documents. (a) Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated by the Company to the Company's stockholders in connection with the transactions contemplated by this Agreement (the "Company Disclosure Documents"), including, without limitation, the Schedule 14D-9, the proxy or information statement of the Company (the "Company Proxy Statement"), if any, to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the 1934 Act.

     (b) (i) The Company Proxy Statement, as supplemented or amended, if applicable, at the time such Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement and at the Effective Time, and (ii) any Company Disclosure Document (other than the Company Proxy Statement), at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Parent specifically for use therein.

     (c) The information with respect to the Company or any of its subsidiaries that the Company furnishes to Parent in writing specifically for use in the Offer Documents, at the time of the filing thereof, at the time of any distribution or dissemination thereof and at the time of the consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     Section 4.10. Absence of Certain Changes. Since the Company Balance Sheet Date, (i) the business of the Company and its subsidiaries has been conducted in the ordinary course consistent with past practices and (ii) except as disclosed in the Company SEC Documents filed prior to the date hereof and except for developments relating to matters described under Part 1, Item 3 (Legal Proceedings) (other than the last paragraph thereof) of the Company 10-K, there has not been:

     (a) any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its subsidiaries, except in the administration of its stock option plans consistent with past practice;

     (c) any material amendment of any outstanding security of the Company or any of its subsidiaries;

     (d) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any material indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

     (e) any creation or other incurrence by the Company or any of its subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

     (f) any making of any material loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions to or investments in its wholly-owned subsidiaries in the ordinary course of business consistent with past practices;

     (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its subsidiaries that would have, individually or in the aggregate, a material adverse effect on the Company;

     (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its subsidiaries of any contract or other right, in either case, material to the Company and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

     (i) any material change in any method of accounting or accounting principles or practice by the Company or any of its subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act;

     (j) any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director or officer of the Company or any of its significant subsidiaries, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director or officer of the Company or any of its significant subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director or officer of the Company or any of its significant subsidiaries or (v) increase in compensation, bonus or other benefits payable to any director or officer of the Company or any of its significant subsidiaries, other than in the ordinary course of business consistent with past practice; or

     (k) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries, which employees were not subject to a collective bargaining agreement at the Company Balance Sheet Date, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

     Section 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its subsidiaries required to be disclosed on a consolidated balance sheet of the Company and its consolidated subsidiaries prepared in accordance with GAAP, other than:

     (a) liabilities or obligations disclosed or provided for in the Company Balance Sheet or in the notes thereto or in the Company SEC Documents filed prior to the date hereof or in connection with developments relating to matters described under Part 1, Item 3 (Legal Proceedings) (other than the last paragraph thereof) of the Company 10-K;

     (b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date;

     (c) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company; and

     (d) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

     Section 4.12. Compliance with Laws and Court Orders. Except as disclosed in the Company SEC Documents filed prior to the date hereof, the Company and each of its subsidiaries is and has been in compliance with all applicable laws, rules, regulations, judgments, injunctions, orders or decrees, except for such matters as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company.

     Section 4.13. Litigation. Except as set forth in the Company SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company, any of its subsidiaries or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic or foreign, that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company.

     Section 4.14. Finders' Fees. Except for Simmons & Company International, a copy of whose engagement agreement has been provided to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its subsidiaries who might be entitled to any fee or commission from the Company or any of its affiliates in connection with the transactions contemplated by this Agreement.

     Section 4.15. Opinion of Financial Advisor. The Company has received the opinion of Simmons & Company International, financial advisor to the Company, to the effect that, as of the date of this Agreement, the consideration to be paid in the Offer and the Merger is fair to the Company's stockholders (other than Parent) from a financial point of view; it being understood and acknowledged by Parent that such opinion has been rendered for the benefit of the Board of Directors of the Company, and is not intended to, and may not, be relied upon by Parent or its stockholders.

                                   ARTICLE 5

                   Representations and Warranties of Parent

     Except as disclosed to Company in writing prior to the date hereof, Parent represents and warrants to the Company that:

     Section 5.01. Corporate Existence and Power. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for such matters as would not have, individually or in the aggregate, a material adverse effect on Parent. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not have, individually or in the aggregate, a material adverse effect on Parent. Parent has heretofore delivered to the Company true and complete copies of the certificate of incorporation and bylaws of Parent as currently in effect.

     Section 5.02. Corporate Authorization. (a) The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the corporate powers of Parent and have been duly authorized by all necessary corporate action on the part of Parent. This Agreement constitutes a valid and binding agreement of each of Parent.

     Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than (i) the filing and recordation in the Public Registry Office of the Republic of Panama of the Certificate of Merger, (ii) compliance with any applicable requirements of the 1934 Act or any other securities laws (whether state or foreign) or any applicable provisions of Panama Law (including Executive Decree No. 18 of March 14, 1994 of the Republic of Panama), and (iii) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent or materially to impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

     Section 5.04. Non-Contravention. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent, (ii) assuming compliance with the matters referred to in
Section 5.03, contravene, conflict with or result in a violation or breach of
        ----
any provision of any law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Parent and its subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Parent or any of its subsidiaries, except, in the case of clauses (ii), (iii) and (iv), for such matters as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent or materially to impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

     Section 5.05. Disclosure Documents. (a) The information with respect to Parent and any of its subsidiaries that Parent furnishes to the Company in writing specifically for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Company Proxy Statement, as supplemented or amended, if applicable, at the time such Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement, and (ii) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof.

     (b) The Offer Documents, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the 1934 Act and, at the time of the filing thereof, at the time of any distribution or dissemination thereof and at the time of consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided that this representation and warranty will not apply to statements or omissions included in the Offer Documents based upon information furnished to Parent or Merger Subsidiary in writing by the Company specifically for use therein.

     Section 5.06. Finders' Fees. Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated, whose fee will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from Parent or any of its affiliates in connection with the transactions contemplated by this Agreement.

     Section 5.07. Financing. At the expiration of the Offer, the Merger Subsidiary will have available cash sufficient to consummate the Offer and the Merger and to pay all expenses in connection with the transactions contemplated hereby.

                                   ARTICLE 6

                           Covenants of the Company

     The Company agrees that:

     Section 6.01. Conduct of the Company. From the date hereof until the Effective Time, the Company and its subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the prior written consent of Parent:

     (a) the Company will not adopt or propose any change to its certificate of incorporation or bylaws;

     (b) the Company will not, and will not permit any of its subsidiaries to, merge or consolidate with any other person or acquire a material amount of stock or assets of any other person;

     (c) the Company will not, and will not permit any of its subsidiaries to, sell, lease, license or otherwise dispose of any significant subsidiary or any material amount of assets or property except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practice;

     (d) the Company will not, and will not permit any of its subsidiaries to, take any action that would make any representation and warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time; and

     (e) the Company will not, and will not permit any of its subsidiaries to, agree or commit to do any of the foregoing.

     Section 6.02. Stockholder Meeting; Proxy Material. (a) The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable after consummation of the Offer for the purpose of voting on the approval and adoption of this Agreement and the Merger. In connection with such meeting, the Company will, if required by law, (i) promptly prepare and file with the SEC, use its best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and related proxy materials for such meeting, (ii) use its commercially reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (iii) otherwise comply with all legal requirements applicable to such meeting.

     (b) Except as provided in the next sentence, the Board of Directors of the Company shall recommend the Offer and the approval and adoption of this Agreement and the Merger by the Company's stockholders. The Independent Committee of the Board of Directors of the Company (the "Independent Committee") shall be permitted to withdraw, or modify in a manner adverse to Parent, its recommendation to its stockholders, but only if (i) the Company has complied with the terms of Section 6.03, (ii) the Independent Committee determines in
                          ----
good faith (after consultation with independent legal counsel) that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law and (iii) the Independent Committee shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with Rule 14e-2 under the 1934 Act with respect to any Acquisition Proposal. "Acquisition Proposal" means any offer or proposal for a merger, consolidation, share exchange, business combination or other similar transaction involving the Company or any of its subsidiaries or the acquisition of any substantial equity interest in or substantial portion of the assets of the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

     Section 6.03. No Solicitation. (a) From the date hereof until the termination hereof, the Company will not, and will cause its subsidiaries and the officers, directors, employees and other agents and advisors of the Company and its subsidiaries not to, directly or indirectly, (i) take any action to solicit, initiate or encourage the submission of any Acquisition Proposal or
(ii) disclose any nonpublic information relating to, or afford access to the properties, books or records of, the Company or any of its subsidiaries to, or engage in any discussions or negotiations with, any person who is considering making or has made an Acquisition Proposal; provided that the Company may furnish nonpublic information or afford access to properties, books and records to any person who is considering making or has made an Acquisition Proposal and may negotiate or otherwise engage in substantive discussions with any person who has made an Acquisition Proposal if (w) the Company has complied with the foregoing terms of this Section 6.03, (x) the Independent Committee determines
                                ----
in good faith (after consultation with independent legal counsel) that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, (y) such person executes a confidentiality agreement on terms no less favorable to the Company than those contained in Section 8.07 and (z) the Company shall have delivered to Parent a
                     ----
prior written notice advising Parent that it intends to take such action.

     (b) The Company will notify Parent promptly (but in no event later than 24 hours) after receipt by the Company (or any of its advisors) of any Acquisition Proposal or any request for nonpublic information relating to, or access to the properties, books or records of, the Company or any of its subsidiaries by any person who is considering making or has made an Acquisition Proposal. The Company shall identify the person making, and the terms and conditions of, any such Acquisition Proposal or request. The Company shall keep Parent fully informed, on a current basis, of the status and details of any such Acquisition Proposal or request. The Company shall, and shall cause its subsidiaries and the officers, directors, employees and other agents and advisors of the Company and its subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any persons conducted prior to the date hereof with respect to any Acquisition Proposal.

                                   ARTICLE 7

                              Covenants of Parent

     Parent agrees that:

     Section 7.01. Certain Obligations of Parent. Parent will take all action necessary to cause Merger Subsidiary to be organized and to become a party to this Agreement as promptly as practicable and to perform its obligations under this Agreement and to consummate the Offer and the Merger on the terms and conditions set forth in this Agreement. The Parent will not, and will cause its subsidiaries not to, directly or indirectly, take any action to knowingly cause the Company to violate its representations, warranties or covenants under this Agreement;

     Section 7.02. Voting of Shares. Parent agrees to vote all shares of Common Stock and Preferred Stock beneficially owned by it in favor of adoption of this Agreement and the Merger at the Company Stockholder Meeting.

     Section 7.03. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following :

     (a) After the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company (each an "Indemnified Person") in respect of acts or omissions occurring at or prior to the Effective Time to the extent required under Panama Law or provided under the Company's certificate of incorporation and bylaws or any agreement any Indemnified Person may have with the Company, in each case, as in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

     (b) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that, in satisfying its obligation under this Section 7.03(b), the Surviving Corporation
                                             -------
shall not be obligated to pay premiums in excess of 200% of the amount per annum the Company paid in its last full fiscal year, which amount Company has disclosed to Parent prior to the date hereof.

     (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of that consolidation or merger or
(ii) transfers all or substantially all its properties and assets to any person, then and in each such case the Surviving Corporation will cause proper provisions to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 7.03.
                                                             ----

     (d)  The rights of each Indemnified Person under this Section 7.03 shall be
                                                                   ----
in addition to any rights such person may have under the certificate of incorporation or bylaws of the Company or any of its subsidiaries, under Panama Law or under any agreement any Indemnified Person may have with the Company. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

                                   ARTICLE 8

                      Covenants of Parent and the Company

     The parties hereto agree that:

     Section 8.01. Best Efforts. Subject to the terms and conditions of this Agreement, Company and Parent will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

     Section 8.02. Certain Filings. The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Disclosure Documents and the Offer Documents, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and
(iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents or the Offer Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

     In connection with such cooperation, Parent and the Company will (i) not agree to participate in any meeting or discussion with any governmental authority in respect of any filings, investigation or other inquiry concerning this Agreement or the Offer or the Merger unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives representatives of the Independent Committee the opportunity to attend and participate thereat and (ii) furnish the other party and representatives of the Independent Committee with copies of all correspondence, filings and communications between them and their affiliates and their respective representatives, on the one hand, and any government or regulatory authority or members or their respective staffs, on the other hand, with respect to this Agreement or the Offer or the Merger.

     Section 8.03. Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

     Section 8.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     Section 8.05. Access to Information. From the date hereof until the Effective Time and subject to the provisions of applicable law and Section 8.07,
                                                                           ----
the Company shall (i) give to Parent and its authorized representatives reasonable access to the offices, properties, books and records of the Company and such financial and other information as may reasonably be requested and (ii) instruct its authorized representatives to cooperate with the other party in its investigation. Any investigation pursuant to this Section 8.05 shall be
                                                          ----
conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party. No information or knowledge obtained in any investigation pursuant to this Section 8.05 shall affect or be deemed to modify
                                       ----
any representation or warranty made by any party hereunder.

     Section 8.06. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of:

     (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

     (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 4.13 or that relate to the consummation of the transactions contemplated by this Agreement.

     Section 8.07. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, each of Parent and the Company will hold, and will use its best efforts to cause its officers, directors, employees and other agents or advisors to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other party furnished to it or its affiliates or any of their agents or advisors in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by such party, (ii) in the public domain through no fault of such party or
(iii) later lawfully acquired by such party on a nonconfidential basis from sources other than the other party, provided that each of Parent and the Company may disclose such information to its officers, directors, employees and other agents or advisors in connection with the transactions contemplated by this Agreement so long as such party informs such persons of the confidential nature of such information and directs them to treat it confidentially. Each of Parent and the Company shall satisfy its obligation to hold any such information in confidence if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each of Parent and the Company will, and will use its best efforts to cause its officers, directors, employees and other agents and advisors to, destroy or deliver to the other party, upon request, all documents and other materials, and all copies thereof, that it or its affiliates or any of their agents or advisors obtained, or that were obtained on their behalf, from the other party in connection with this Agreement and that are subject to such confidence.

                                   ARTICLE 9
                           Conditions to the Merger

     Section 9.01. Conditions to Obligations of Each Party. The respective obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

     (a) this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with Panama Law and applicable listing requirements;

     (b) Merger Subsidiary shall have purchased shares of Common Stock pursuant to the Offer;

     (c) no preliminary or permanent injunction or other order, decree or ruling by any court or governmental body or regulatory authority in the United States or the Republic of Panama which prevents consummation of the Merger or the payment of the Merger Consideration shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order, decree or ruling lifted); and

     (d) no statute, rule or regulation of any government or governmental agency in the United States or the Republic of Panama shall prevent the consummation of the Merger or the payment of the Merger Consideration or make the consummation of the Merger or the payment of the Merger Consideration illegal.

                                  ARTICLE 10

                                  Termination

     Section 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

     (a)  by mutual written agreement of the Company and Parent;

     (b)  by either the Company or Parent, if:

          (i) the Offer has not been consummated on or before July 31, 1999, provided that the right to terminate this Agreement pursuant to this
     Section 10.01(b)(i) shall not be available to any party whose breach of any
             -----------
     provision of this Agreement results in the failure of the Offer to be consummated by such time; or

          (ii) there shall be any law or regulation that makes acceptance for payment of, and payment for, the shares of Common Stock pursuant to the Offer or consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining Merger Subsidiary from accepting for payment of, and paying for, the shares of Common Stock pursuant to the Offer or Company or Parent from consummating the Merger and such judgment, injunction, order or decree shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used commercially reasonable best efforts to remove any such judgment, injunction, order or decree; or

     (c) by Parent, if prior to the acceptance for payment of shares of Common Stock under the Offer, (i) the Board of Directors of the Company shall have failed to recommend, or shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Offer or the Merger or (ii) the Company shall have failed to perform in all material respects its obligations hereunder.

     The party desiring to terminate this Agreement pursuant to this Section
10.01 (other than pursuant to Section 10.01(a)) shall give notice of such
----                                  --------
termination to the other party.

     Section 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect
                    -----
without liability of any party (or any stockholder, director, officer, employee or other agent or advisor of such party) to the other party hereto, provided that, if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of Sections 8.03, 8.06(c) and 8.07 and Article 11 shall survive any termination
         ----  ----        ----             --
hereof pursuant to Section 10.01.
                           -----
                                  ARTICLE 11

                                 Miscellaneous

     Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to Parent or Merger Subsidiary, to:

                  McDermott International Inc.
                  1450 Poydras Street
                  P.O. Box 61961 - 70112
                  New Orleans, LA 70161-1961
                  Attention: S. Wayne Murphy
                  Facsimile: (504) 587-6153

                  with a copy to:

                         Davis Polk & Wardwell
                         450 Lexington Avenue
                         New York, New York 10017
                         Attention: Christopher Mayer
                         Fax: (212) 450-4800

     if to the Company, to:

                  J. Ray McDermott, S.A.
                  801 North Eldridge Street
                  Houston, Texas 77079
                  Attention: R.H. "Bobby" Rawle
                  Facsimile: (281) 870-5125

                  with copies to:

                         c/o Wm. J. Johnson Associates
                         9545 Katy Freeway
                         Suite 470
                         Houston, Texas 77024
                         Attention: William J. Johnson
                         Facsimile: (713) 461-6195

                         Baker & Botts, L.L.P.
                         One Shell Plaza
                         Houston, Texas 77002-4995
                         Attention: R. Joel Swanson, Esq.
                         Facsimile: (713) 229-1330

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on any business day. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day.

     Section 11.02. Survival of Representations and Warranties. The representations and warranties and agreements contained herein shall not survive the Effective Time, except for the agreements set forth in Sections 7.03 and
                                                                    ----
8.07 and Article 11.
----             --

     Section 11.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, after the adoption of this Agreement by the stockholders of the Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for any shares of capital stock of the Company.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 11.04. Expenses. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     (b) The Company agrees to pay Parent a fee in immediately available funds equal to $10 million promptly, but in no event later than two business days, after the termination of this Agreement by Parent pursuant to Section 10.01(c):
                                                                      --------

     Section 11.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of their affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve Parent or Merger Subsidiary of its obligations hereunder.

     Section 11.06. Governing Law. Except to the extent that Panama Law is mandatorily applicable to this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of law rules of such state).

     Section 11.07. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of New York or any New York state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

     SECTION 11.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 11.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as provided in Section 7.03, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns.

     SECTION 11.10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     SECTION 11.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     SECTION 11.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of New York or any New York state court, in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 11.14. Definitions and Usage. (a) For purposes of this Agreement:

     "affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person.

     "material adverse effect" means, with respect to any person means a material adverse effect on the business, assets, financial condition or results of operations of such person and its subsidiaries, taken as a whole, except any such effect resulting from or arising in connection with (i) this Agreement or the transactions contemplated hereby, (ii) changes in conditions affecting the marine construction industries generally or (iii) changes in economic, regulatory or political conditions generally.

     "person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "significant subsidiary" means any subsidiary that constitutes a "significant subsidiary" of any person within the meaning of Rule 1-02 of Regulation S-X under the 1934 Act.

     "subsidiary" means, with respect to any person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such person.

     (b) A reference in this Agreement to any statute shall be to such statute as amended from time to time, and to the rules and regulations promulgated thereunder.

     (c) Each of the following terms is defined in the Section set forth opposite such term:

     Term                                                              Section
     ----                                                              -------
     1933 Act.....................................................     2.04(b)
                                                                       -------
     1934 Act.....................................................     2.05(d)
                                                                       -------
     1994 Plan....................................................     2.05(a)
                                                                       -------
     Acquisition Proposal.........................................     6.02(b)
                                                                       -------
     Adjusted Option..............................................     2.04(a)
                                                                       -------
     affiliate....................................................    11.14(a)
                                                                      --------
     Certificate of Merger........................................     2.01(b)
                                                                       -------
     Certificates.................................................     2.03(a)
                                                                       -------
     Common Share Price...........................................     1.01(a)
                                                                       -------
     Common Stock.................................................     1.01(a)
                                                                       -------
     Company......................................................    Recitals

     Company 10-K.................................................     4.06(a)
                                                                       -------
     Company 10-Q.................................................     4.07(a)
                                                                       -------
     Company Balance Sheet........................................      4.08
                                                                        ----
     Company Balance Sheet Date...................................      4.08
                                                                        ----
     Company Disclosure documents.................................     4.09(a)
                                                                       -------
     Company Proxy Statement......................................     4.09(a)
                                                                       -------
     Company SEC Documents........................................     4.07(a)
                                                                       -------
     Company Stockholder Meeting..................................     6.02(a)
                                                                       -------
     Company Stock Option.........................................     2.04(a)
                                                                       -------
     Effective Time...............................................     2.01(b)
                                                                       -------
     Exchange Agent...............................................     2.03(a)
                                                                       -------
     GAAP.........................................................      4.08
                                                                        ----
     Indemnified Person...........................................     7.03(a)
                                                                       -------
     Independent Committee........................................     6.02(b)
                                                                       -------
     Lien.........................................................      4.04
                                                                        ----
     material adverse effect......................................    11.14(a)
                                                                      --------
     Merger.......................................................     2.01(a)
                                                                       -------
     Merger Consideration.........................................     2.02(a)
                                                                       -------
     Merger Subsidiary............................................     1.01(a)
                                                                       -------
     Minimum Condition............................................     1.01(a)
                                                                       -------
     Offer........................................................     1.01(a)
                                                                       -------
     Offer Documents..............................................     1.01(a)
                                                                       -------
     Panama Law...................................................     1.02(a)
                                                                       -------
     Parent.......................................................    Recitals

     Parent Stock.................................................     2.04(a)

     Performance Shares...........................................     2.05(b)
                                                                       -------
     person.......................................................    11.14(a)
                                                                      --------
     Preferred Stock..............................................     4.02(a)

     Replacement Performance Award................................     2.05(b)
                                                                       -------
     Replacement Restricted Award.................................     2.05(a)
                                                                       -------
     Restricted Shares............................................     2.05(a)
                                                                       -------

Schedule 14D-1...............................................     1.01(b)
                                                                  -------
Schedule 14D-9...............................................     1.02(b)
                                                                  -------
SEC..........................................................     1.01(b)
significant subsidiary.......................................    11.14(a)
                                                                 --------
subsidiary...................................................    11.14(a)
                                                                 --------
Surviving Corporation........................................     2.01(a)
                                                                  -------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       J. RAY MCDERMOTT, S.A.


                                       By: /s/ R. H. Rawle
                                          --------------------------------
                                          Name:  R. H. Rawle
                                          Title: President and
                                                 Chief Operating Officer



                                       MCDERMOTT INTERNATIONAL, INC.


                                       By: /s/ Roger E. Tetrault
                                          --------------------------------
                                          Name:  Roger E. Tetrault
                                          Title: Chairman and
                                                 Chief Executive Officer

                                                                         ANNEX I
                                                                      TO ANNEX A


     Notwithstanding any other provision of the Offer, Merger Subsidiary shall not be required to accept for payment or pay for any shares of Common Stock, and may, subject to the terms of this Agreement, terminate the Offer, if (i) at the expiration of the Offer, the Minimum Condition has not been satisfied or (ii) at any time on or after May 7, 1999 and prior to the acceptance for payment of shares of Common Stock, any of the following conditions exist:

     (a) any injunction, judgment, order or decree of a court of competent jurisdiction shall have been entered and not withdrawn or any law or regulation shall exist that prohibits the consummation of the Offer or the Merger; or

     (b) the Company shall have breached its representations and warranties set forth in this Agreement or failed to perform any of its obligations, covenants or agreements under this Agreement (other than any breaches or failures to perform that, in the aggregate, do not have a material adverse effect on the Company); or

     (c) this Agreement shall have been terminated in accordance with its terms.

     Except for the Minimum Condition (which may be waived only with the consent of the Company, Parent and Merger Subsidiary), the foregoing conditions are for the sole benefit of Parent and Merger Subsidiary and may, subject to the terms of this Agreement, be waived by Parent and Merger Subsidiary in whole or in part at any time and from time to time in their discretion.

                             ASSUMPTION AGREEMENT


     McDermott Acquisition Company, Inc., a Panama corporation ("AcquisitionCo."), hereby expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities of the Merger Subsidiary (as defined in the Merger Agreement referred to below) under the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 7, 1999 between J. Ray McDermott, S.A., a Panama corporation (the "Company"), and McDermott International, Inc., a Panama corporation ("Parent"). All references in the Merger Agreement to the "Merger Subsidiary" shall hereafter refer to AcquisitionCo. and its successors.

     Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), AcquisitionCo. shall be merged with and into the Company in accordance with Panama Law, whereupon the separate existence of AcquisitionCo. shall cease, and the Company shall continue as the surviving corporation. Parent shall not be a party to any merger pursuant to the Merger Agreement.

     IN WITNESS WHEREOF, McDermott Acquisition Company, Inc. has caused its duly authorized officer to execute and deliver this Assumption Agreement as of May 28, 1999.

                              MCDERMOTT ACQUISITION COMPANY, INC.

                              By: /s/  D. R. Gaubert
                                 ------------------------------
                                 Name: D. R. Gaubert
                                 Title: Treasurer

Agreed and accepted:

J. RAY MCDERMOTT, S.A.

By: /s/  S. W. Murphy
   -----------------------------------
   Name:   S. W. Murphy
   Title:  Senior Vice President
           and General Council
           and Corporate Secretary


MCDERMOTT INTERNATIONAL, INC.

By: /s/  R. E. Tetrault
    ----------------------------------
   Name:   R. E. Tetrault
   Title:  Chairman of the Board and
           Chief Executive Offficer

                                                                         ANNEX B

                 [SIMMONS & COMPANY INTERNATIONAL LETTERHEAD]

May 6, 1999

Independent Committee of the Board of Directors
J. Ray McDermott, S.A.
1450 Poydras Street
New Orleans, LA 70112-6050

Members of the Independent Committee:

     You have requested the opinion of Simmons & Company International ("Simmons") as investment bankers as to the fairness, from a financial point of view, to the holders (the "Public Stockholders") of common stock ("Company Common Stock") of J. Ray McDermott, S.A. (the "Company"), other than McDermott International, Inc. ("McDermott") or its affiliates, of the consideration to be received by them pursuant to the terms of that certain Agreement and Plan of Merger to be dated May 7, 1999 between the Company and McDermott (the "Merger Agreement") which, among other things, (i) requires a wholly owned subsidiary ("Newco") of McDermott to offer to purchase all the outstanding shares of Company Common Stock (other than shares owned by McDermott) at a net cash price of $35.62 per share (the "Offer") and (ii) provides, following completion of the Offer, for the merger (the "Merger") of Newco with and into the Company pursuant to which each then outstanding share of Company Common Stock (other than shares owned by McDermott and Newco) will be converted into the right to receive $35.62 in cash. Unless the context otherwise requires, references in this opinion to the Company and McDermott include their respective subsidiaries.

     Completion of the Offer is subject, among other things, to the condition that a majority of the shares of Company Common Stock held by the Public Stockholders shall have been tendered and not withdrawn (the "Minimum Condition"). The conditions precedent to completion of the Merger include (i) completion of the Offer, (ii) approval of the Merger Agreement and the Merger by the holders (including McDermott and Newco) of two-thirds of the outstanding shares of Company Common Stock at a meeting of the holders of the Company Common Stock called for such purpose, (iii) the condition that the Offer shall be completed on or before July 31, 1999 and (iv) fulfillment of the covenant that there shall have been no waiver or modification of certain specified Offer conditions, including no change that waives the Minimum Condition, decreases the consideration to be paid per share of Company Common Stock or the number of shares of Company Common Stock sought in the Offer.

     Simmons is acting as financial adviser to the Independent Committee of the Board of Directors of the Company in connection with the Merger Agreement. Simmons, as a specialized, energy-related investment banking firm, is engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, in the management and underwriting of sales of equity and debt to the public and in private placements of equity and debt. In addition, in the ordinary course of business, Simmons may actively trade the securities of the Company and McDermott for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Simmons has from time to time been engaged by the Company and McDermott to provide general corporate financial advisory services.

     Before rendering this opinion, Simmons reviewed and analyzed, among other things, the following: (i) the most recent draft (dated May 5, 1999) of the Merger Agreement and certain amendments thereto (dated May 6, 1999); (ii) the financial statements and other information concerning the Company contained in the Company's Annual Reports on Form 10-K for each of the three fiscal years ended March 31, 1998, the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998, September 30, 1998 and December 31, 1998, the Company's Current Report on Form 8-K dated July 30, 1998, and the Company's Proxy Statement dated July 1, 1998; (iii) certain business and financial information relating to the Company, including certain limited financial forecasts prepared by management of the Company, provided to Simmons by the Company; (iv) certain publicly available information concerning the trading of, and the trading market for, the Company Common Stock; (v) certain publicly available information with respect to certain other companies that we believe to be comparable to the Company and the trading markets for certain of such other companies' securities; (vi) certain publicly available information concerning estimates of the future operating performances of the Company and the comparable companies prepared by industry analysts unaffiliated with either the Company or McDermott; and (vii) certain publicly available information concerning the nature and terms of certain other transactions we considered relevant to the inquiry. We also met with certain officers and employees of the Company and McDermott to discuss the foregoing, as well as other matters we believed to be relevant to this opinion. We were not requested to approach and we did not approach any unaffiliated persons or entities with respect to the acquisition of the Company, any of its subsidiaries, any of their assets, or the shares of Company Common Stock held by the Public Stockholders.

     In arriving at this opinion, we, with your consent, assumed and relied upon the accuracy and completeness of all the foregoing information (other than financial forecasts) and did not independently verify any of such information. With respect to the limited financial forecasts, we utilized certain information set forth therein and assumed that such information was reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We did not conduct a physical inspection of any of the assets, operations or facilities of the Company and did not make or receive any independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of the Company. Without limiting the foregoing, we note that the Company is subject to the governmental investigations and litigation described in note (6) (the "HeereMac Litigation") to the interim financial statements of the Company included in its Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, and that, upon completion of the Merger, the Public Stockholders will be relieved of the exposure to the potential risk that the Company will be forced to pay damages in connection with the HeereMac Litigation in excess of any current accruals therefor. We express no opinion with respect to any matter relating to any of such litigation.

     In conducting our analysis and arriving at our opinion expressed herein, we considered such financial and other factors as we deemed appropriate under the circumstances including, without limitation, the following: (i) the historical and current financial position and results of operations of the Company; (ii) the business prospects of the Company; (iii) the historical and current market for the Company Common Stock and for the equity securities of certain other companies we believed to be comparable to the Company; and (iv) the nature and terms of certain other acquisition transactions that we believe to be relevant. In rendering our opinion, we took into account the fact that McDermott owns 63% of the outstanding Company Common Stock. We also took into account our assessment of general economic, market and financial conditions and our experience in connection with similar transactions and securities' valuations generally. The opinion expressed herein is necessarily based upon conditions as they exist and can be evaluated on, and on the information made available at, the date hereof.

     In its capacity as financial adviser to the Independent Committee, Simmons will receive a customary fee for its services which is in part contingent upon effectuation of the transactions contemplated by the Merger Agreement. This opinion is for the use and benefit of the Independent Committee. This opinion does not address the merits of the underlying decision by the Company to enter into the Merger Agreement and does not constitute a recommendation to any stockholder as to how such stockholder should respond to the Offer or vote on the Merger Agreement or Merger or on any matter related thereto. We are not expressing any opinion herein as to the prices at which the Company Common Stock will trade following announcement of the Tender Offer or the Merger.

     Based upon and subject to the foregoing, we are of the opinion that the consideration to be received by the Public Stockholders pursuant to the Tender Offer and the Merger in accordance with the Merger Agreement is fair, from a financial point of view, to the Public Stockholders.

Very truly yours,

SIMMONS & COMPANY INTERNATIONAL


/s/ Frederick W. Charlton
Frederick W. Charlton
Managing Director

                                                                         ANNEX C

                              PROPOSED AMENDMENTS
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                            J. RAY MCDERMOTT, S.A.


          The Certificate of Incorporation of J. Ray McDermott, S.A. is proposed to be amended by deleting Articles 1 through 12 thereof and substituting in lieu thereof the following Articles 1 through 14:

     1.   The name of the corporation is:

          J. RAY MCDERMOTT, S.A.

     2.   The purposes for which the corporation is established are:

          (a) To transact the business of investing on behalf of itself or others, any part of its capital and such additional funds as it may obtain, or any interest therein, either as tenant in common or otherwise, and selling or otherwise disposing of the same, or any part thereof, or interest therein.

          (b) To subscribe for, or cause to be subscribed for, buy, own, hold, purchase, receive or acquire, and to sell, negotiate, guarantee, assign, deal in, exchange, transfer, mortgage, hypothecate, or otherwise dispose of, shares of the capital stock, scrip, notes, bonds, coupons, mortgages, debentures, debenture stock, securities, acceptances, drafts, receipts evidencing interest in any such securities and other evidences of indebtedness of any private, public, quasi-public or municipal corporation, domestic or foreign, or of any domestic or foreign state, government or governmental authority, or of any political or administrative sub-division or department thereof, and while the owner thereof, to possess and to exercise in respect thereof all the rights, powers and privileges of ownership, including any right to vote thereon.

          (c) To guarantee the payment of dividends on any shares of the capital stock of any of the corporations, joint stock companies or associations in which this corporation has or may at any time have any interest, and to become surety in respect of, endorse or otherwise guarantee the payment of the principal of or interest on any scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, acceptances, drafts, bills of exchange or evidences of indebtedness, issued or created by any such corporations, joint stock companies or associations.

          (d) To become surety for or guarantee the carrying out and performance of any and all contracts, leases and obligations of every kind of any corporation, joint stock company or associations, any of whose shares, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, acceptances, bill of exchange or evidences of indebtedness are at any time held by or for this corporation, and to do any act or things designed to protect, preserve, improve or enhance the value of any such shares, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, bills of exchange or evidences of indebtedness.

          (e) To endorse, guarantee or become surety for the payment of the bonds, coupons, debentures, obligations, promissory notes, bills of exchange, drafts of and loans contracted by other corporations, and to secure such payment by pledge or hypothecation of the securities of this corporation or any other personal property or mortgage of any of its real estate.

          (f) To apply for, obtain, register, purchase, lease or otherwise to acquire and to hold, own, use, develop, operate and introduce and to sell, assign, grant licenses or territorial rights in respect to, or otherwise to turn to account or dispose of, any patents, patent rights, copyrights, trademarks, trade names, brands, labels, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise.

          (g) To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which this corporation is authorized to carry on, or possessed of property suitable for the purposes of this corporation.

          (h) To purchase, take on lease or in exchange, or otherwise acquire and to hold, use, mortgage, lease, sell or otherwise dispose of any real or personal property, and any rights or privileges therein which this corporation may think necessary or convenient for the purpose of its business, or otherwise.

          (i) To undertake the financing of other enterprises and, in general, to organize, incorporate, reorganize, finance, and to aid and assist financially or otherwise, companies, syndicates, partnerships, and associations of all kinds, and to underwrite, subscribe for and endorse the bonds, stocks, securities, debentures, notes or undertakings, of any such company, corporation, joint stock company, syndicate, partnership or association, and to make any guarantee in connection therewith or otherwise for the payment of money or for the performance of any obligation or undertaking and to do any and all things necessary or convenient to carry any of such purposes into effect.

          (j) To issue shares of the capital stock, bonds, debentures, debenture stock, notes and other obligations of this corporation for cash, for labor done, for property, real or personal, or leases thereof, or for any combination of any of the foregoing, or in exchange for the stock, debentures, debenture stock, bonds, securities or obligations of any person, firm, association, corporation or other organization.

          (k) To purchase, hold, sell and transfer shares of its own capital stock, bonds, or other obligations of this corporation from time to time, to such extent and in such manner and upon such terms as its Board of Directors shall determine; provided that this corporation shall not use any of its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of this corporation; and provided, further, that shares of its own capital stock belonging to this corporation shall not be voted upon directly or indirectly.

          (l) To borrow money for any of the purposes of this corporation, and to issue bonds, debentures, debenture stock, notes and other obligations therefor, and to secure the same by pledge or mortgage of the whole or any part of the property of this corporation, either real or personal, or to issue bonds, debentures, debenture stock, notes, or other obligations without any such security.

          (m) To lend money to such persons and on such terms as may deem expedient, and in particular to those having dealings with this corporation, and to guarantee the performance of contracts by any such persons.

          (n) To draw, make, accept, discount, endorse, guarantee, execute, and issue promissory notes, bills of exchange, drafts, warrants, and all kinds of obligations and certificates and negotiable or transferable instruments.

          (o) To accept and vote a proxy or proxies from individuals, partnerships or corporations.

          (p) To do all or any of the above things in any part of the world, and as principals, agents, contractors, or otherwise, and by or through agents or otherwise, and either alone or in conjunction with others.

          (q) To do all things necessary for the accomplishment of the objects enumerated in these Articles of Incorporation or any amendment thereof or necessary or incidental to the protection and benefit of this corporation.

          (r) In general to carry on any other lawful business, not prohibited to corporations, in any part of the world whether or not such business is similar in nature to the objects set forth in this Certificate of Incorporation or any amendment thereof.

          It is hereby expressly declared that the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be in no way limited or restricted by reference to or inference from the terms of any other paragraph.

     3. The total number of shares which may be issued by the corporation is FIVE HUNDRED (500), all of which shall be without nominal or par value. All shares shall be common shares and each one shall have one vote.

          The capital of the corporation shall be at least equal to the aggregate par value of all shares with par value, if any, plus the amount received by the corporation for the issuance of shares without par value, plus the amounts which from time to time may be transferred, thereto by resolution of the Board of Directors.

          Subject to the foregoing paragraph, this corporation may issue and sell its authorized shares without par value from time to time for the consideration which, in the opinion of the Board of Directors, is the fair value of such shares, or for the consideration which may from time to time be fixed by the Board of Directors, or for the consideration which may be agreed to or approved by the holders of at least a majority of the shares with a right to vote. Each and every share so issued shall be fully paid and non-assessable, and the holders thereof shall not be liable to this corporation or its creditors in respect thereto.

          The liability of the stockholders is limited to the amount unpaid on the shares subscribed.

Shares may be issued to bearer or as registered shares, as may be determined by the Board of Directors, and the Board may permit certificates in bearer form to be exchanged for certificates in the name of the owner and vice versa.

     4. The Stock Register required by law shall be kept at the place fixed by the By-laws or by the Board of Directors.

     5. The domicile of the corporation is in the City of Panama, Republic of Panama, but the corporation may engage in business and establish branches in any part of the world.

     6.   The duration of the corporation shall be perpetual.

     7. Meetings of Stockholders may be held in the Republic of Panama or in any other country, and any stockholder may be represented and vote by proxy at such meetings.

          A general meeting of stockholders shall be held each year, at such time and place as may be provided in the By-laws or by resolution of the Board of Directors, for the election of Directors and the transaction of any other business that may be properly brought before the meeting. Special meetings of the stockholders shall be called by the Board of Directors; and must be called by the President, or Vice-President, as the case may be, upon the request of stockholders representing at least five per cent (5%) of the outstanding stock, for the purpose or purposes stated in such request.

          Any business that might be transacted at the annual meeting may be acted upon at a special meeting, if so included in the notice.

     8. The Board of Directors shall consist of no less than three (3) nor more than seven (7) members. Within said maximum and minimum, the number shall be fixed by resolution of the Board. However, at any meeting of the stockholders, for the election of Directors, the stockholders may, by resolution, determine the number of Directors to be elected thereat, and the number so determined, then elected. The Directors shall be elected at the annual meeting of the stockholders, and continue in office until their successors are elected and qualified and may be reelected.

          Meetings of the Directors may be held in the Republic of Panama or in any other country, and any Director may be represented and vote by proxy, who need not be a Director, at meetings of Directors.

          Quorum. At all meetings of the Board the presence of a majority of the total number of the Board shall be necessary and sufficient to constitute a quorum for the transaction of business. In case of vacancies in the Board of Directors, a majority of the Directors then in office, though less than a quorum, may elect the Directors to fill such vacancies.

          The powers of the corporation shall be exercised by the Board of Directors, except such as are by law or by this Certificate of Incorporation or by the By-laws conferred upon or reserved to the stockholders. The Board of Directors, consequently, shall have absolute control and complete management of the business of the corporation and may, without action by the stockholders, grant in trust, pledge or mortgage the properties of this corporation to secure performance of its obligations, and sell or exchange the property of the corporation, except when the transfer involves capital assets.

          The Board of Directors shall have the power, in its discretion, to provide for and to pay to Directors rendering unusual or exceptional services to the corporation special compensation appropriate to the value of such services.

     9. The Officers of the corporation shall be a President, a Vice-President, a Treasurer and a Secretary. The Board of Directors may elect from time to time one or more additional Vice-Presidents, Assistant-Treasurers, Assistant-Secretaries and other officers, agents and employees as it may deem proper. Any officer may hold more than one office.

          Legal Representative. The President of the corporation shall be Legal Representative and in his absence, the Vice-President, the Treasurer or the Secretary.

     10. The Registered Agent of the corporation in the Republic of Panama is the law firm DURLING & DURLING, domiciled at Edificio Vallarino, top floor, Calle 52 y Elvira Mendez, in the City of Panama, Republic of Panama.

     11. No contract or other transaction between the corporation and any other person, firm or corporation shall be affected or invalidated by the fact that any one or more of the directors or officers of this corporation is or are interested in, or is a member, stockholder, director or officer, or are members, stockholders, directors or officers of such other firm or corporation, and any director or directors, officer or officers, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of this corporation or in which this corporation is interested, and no contract, act or transaction of this corporation with any person or persons, firms or corporations, shall be affected or invalidated by the fact that any director or directors or officer or officers of this corporation is a party, or are parties to, or are interested in, such contract, act or transaction, or in any way connected with such person or persons, firm, association or corporation, and each and every person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise exist, from thus contracting with the corporation for the benefit of himself or any firm, person, association or corporation in which he may be in any way interested. Directors so interested shall be counted when present at directors' meetings for the purpose of determining the existence of a quorum and may vote at such meetings as fully and with the same effect as if not so interested.

     12. Indemnity. Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of this corporation or of any corporation which he serves as such at the request of this corporation, shall be indemnified by this corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled apart from statute.

     13. Dissolution. In the event of dissolution of this corporation, whether voluntary or otherwise, the provisions of Chapter IX of Law 32 of February 26, 1927 shall be always applicable and the Directors shall act as trustees with the powers and faculties granted to them by Article 86 of said Law.

     14. This Certificate of Incorporation may be amended by resolution setting forth such amendment or amendments adopted by at least two-thirds (2/3) of the outstanding shares at a special meeting called for such purpose, or at a regular meeting if due notice has been given.